EXHIBIT 10.3
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                          PURCHASE AGREEMENT
                   (Bristol Mall; Bristol, Virginia)


     THIS AGREEMENT is made and entered into effective as of the _____ day of January, 1999 (the "Effective Date"), by and between BRISTOL MALL ASSOCIATES, an Illinois general partnership (hereinafter called "Seller"), and BRISTOL MALL, L.L.C., an Alabama limited liability company (hereinafter called "Buyer").


                            R E C I T A L S
                            ---------------

     A. Seller is the owner of that certain real property located in the City of Bristol, County of Washington, State of Virginia, consisting primarily of a shopping center sometimes known as "Bristol Mall".

     B. Buyer desires to purchase such shopping center property on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following:

     (a) That certain tract or parcel of land situated in the City of Bristol, County of Washington, State of Virginia, more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all covenants, restrictions, easements, rights-of-way and other rights and appurtenances appertaining to or for the use or benefit of such property, including but not limited to any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively, the "Land"); the term "Land" as used herein shall mean and include all real property and interests therein (including but not limited to the shopping center parcel and any department store parcels, shopping center out-parcels or peripheral land) owned by Seller and forming a part of, used in connection with or available for the expansion of that certain shopping center known as Bristol Mall;

     (b) The buildings, structures, fixtures, equipment and other improvements affixed to or located upon the Land, excluding fixtures and equipment owned by tenants (collectively, the "Improvements");

     (c) Any and all of Seller's right, title and interest in and to all tangible personal property located on, in or upon or used in connection with the operation of the Land or the Improvements, as more particularly described in Exhibit "B" attached hereto and made a part hereof, including, without limitation, all of Seller's right, title and interest in and to any and all automobiles, trucks, vans, motor vehicles, equipment, appliances, furniture, furnishings, planters, decorations, carpeting, draperies and curtains, tools and supplies, and other items of personal property of any and every kind owned or leased by Seller (excluding cash and any software), located on, in or upon or used exclusively in connection with the operation of the Land and the Improvements (including but not limited to any seasonal decorations or other such personal property stored off-site, to the extent owned by Seller), but excluding all tangible personal property owned by tenants (collectively, the "Personal Property");



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     (d)   any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the "Real Property" (as hereinafter defined), and any and all guarantees thereof (collectively, the "Leases"), together with all rents and other sums due thereunder, but only to the extent arising or accruing after the "Closing Date" (as hereinafter defined) (collectively, the "Rents") and any and all security deposits in Seller's possession or control in connection therewith (collectively, the "Security Deposits"); and

     (e) any and all of Seller's right, title and interest in and to (i) all contracts and service agreements relating to the Land, Improvements or Personal Property, as more particularly described in Exhibit "J" attached hereto and made a part hereof, (collectively, the "Service Contracts"),
(ii) all warranties and guarantees relating to the Improvements or the Personal Property, to the extent assignable, and (iii) all permits, certificates of occupancy, licenses, approvals and authorizations issued by any governmental authority in connection with the "Property" (as hereinafter defined), and (iv) all names, trade names, trademarks, logos and other similar rights used solely in connection with the Real Property, including, but not limited to, the name "Bristol Mall", and (v) all plans, specifications, drawings, manuals and other records relating to the Improvements or the Personal Property, to the extent assignable (the property described in this clause (e) being collectively referred to as the "Intangible Property").

     The Land and the Improvements are hereinafter collectively referred to as the "Real Property". The Land, the Improvements, the Personal Property, the Leases and the Intangible Property are hereinafter collectively referred to as the "Property".

     2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be the sum of $24,577,000.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

     A. ESCROW DEPOSIT. Within two (2) business days after the Effective Date, Buyer shall deliver the sum of Two Hundred Fifty Thousand Dollars ($250,000) (together with all interest thereon, the "Escrow Deposit") to Chicago Title Company, 700 S. Flower Street, Suite 900, Los Angeles, California 90017, Attention: Ms. Laine Cheng (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). The Escrow Deposit hereunder shall be made by Buyer to Escrow Holder by cashier's check or pursuant to wire transfer of immediately available federal funds and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

     B. CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the Closing Date (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     C. SEARS PAYMENT CREDIT. Pursuant to that certain Third Amendment of Lease dated as of December 14, 1995, by and between Seller, as landlord, and Sears, Roebuck and Co., a New York corporation ("Sears"), as tenant, Seller is obligated to make a payment to Sears in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Sears Payment"). Concurrently with


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the consummation of the transactions contemplated by this Agreement, Buyer shall assume any and all of Seller's obligations to Sears with respect to the Sears Payment and in consideration of such assumption, Seller shall provide Buyer with a proration credit at closing against the Purchase Price in an amount equal to One Hundred Seventy Five Thousand Dollars ($175,000) (the "Sears Credit"). In this connection, notwithstanding anything to the contrary in this Agreement, Buyer will indemnify, defend, and hold Seller, its constituent partners and each of their officers, directors, employees, shareholders, partners, members, affiliates and agents harmless from and against any and all damage, loss, cost or expense (including, without limitation, reasonable attorneys fees) in any way relating to the Sears Payment. Buyer hereby acknowledges and agrees that the foregoing obligation shall survive the closing and shall not be subject to the limitation of liability set forth in paragraph 9.B.

     D. CARMIKE CINEMAS CAM HOLDBACK. As used in this Agreement, the term "CAM Obligations" means the applicable tenant's obligation to pay or reimburse the owner of the Property for taxes, insurance costs and common area maintenance costs pursuant to the terms of such tenant's lease at the Property. In connection with Buyer's due diligence review of the Property, Seller has disclosed to Buyer that Carmike Cinemas, Inc. ("Carmike") has alleged that Seller has over-billed Carmike for Carmike's CAM Obligations for the period prior to the date hereof and continuing to and including the Closing Date (the "CAM Dispute"). Seller has informed Buyer that to Seller's actual knowledge, the amount that Seller may have over-billed Carmike for Carmike's CAM Obligations for the period prior to the date hereof and continuing to and including the Closing Date does not reasonably exceed the sum of Eighty-Eight Thousand Dollars ($88,000.00) (the "CAM Dispute Cap"); provided, however, that nothing contained in this Agreement shall be construed as an admission on the part of Seller that Seller has over-billed Carmike for Carmike's CAM Obligations for the period prior to the date hereof and continuing to and including the Closing Date. As it is unlikely that Seller and Carmike will resolve the CAM Dispute prior to the Closing Date, if such dispute has not been settled by Seller on or before the Closing Date, then concurrently with the consummation of the transactions contemplated by this Agreement, Buyer shall assume Seller's potential liability with respect to the CAM Dispute, if any, in an amount up to but not to exceed the CAM Dispute Cap and, in consideration of such assumption, (i) Buyer and Seller shall jointly instruct Escrow Holder to holdback from Seller in escrow a portion of the Purchase Price in an amount equal to Eighty Eight Thousand Dollars ($88,000) (hereinafter, together with all interest earned thereon, referred to as the "Carmike Holdback Amount"). In addition, whether or not the CAM Dispute is settled prior to the Closing Date, Seller will indemnify, defend, and hold Buyer harmless from and against up to a maximum of One Hundred and Thirty Thousand Dollars ($130,000) (the "Carmike Reimbursement Amount") of the aggregate amount of all of Buyer's losses, costs and expenses incurred as a result of any reduction in Carmike's CAM Obligations for the period after the Closing Date due to any mutual written determination or written agreement between Buyer and Carmike that Carmike's CAM Obligations for the period from and after the Closing Date will be calculated and paid in any manner other than the manner that resulted in the CAM Dispute (the "Future CAM Reductions"). Buyer and Seller hereby agree that to the extent that Buyer enters into a written settlement agreement with Carmike in final and complete settlement of both the CAM Dispute and the Future CAM Reductions (which settlement agreement shall include a release of Seller from any and all liability in connection with the CAM Dispute and the Future CAM Reductions, but shall be upon such other terms and conditions as Buyer may determine in Buyer's sole and absolute discretion) (a "Carmike Settlement Agreement"), Buyer shall provide a copy of such Carmike Settlement Agreement to Seller and Escrow Holder and (a) an amount equal to up to the entire Carmike Holdback Amount shall be made available to Buyer by Escrow Holder for application towards any payments owing from Buyer to Carmike with respect to the CAM Dispute pursuant to the terms of the Carmike Settlement Agreement, and (b) Seller shall directly reimburse to Buyer, within thirty (30) days after receipt of


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written notice from Buyer, an amount equal to up to the Carmike
Reimbursement Amount on account of Future CAM Reductions, the amount of such reimbursement to be determined by applying a "cap rate" of ten percent (10%) to the annual amount of Future CAM Reductions, if any, set forth in the Settlement Agreement subject to the maximum of the Carmike Reimbursement Amount for the aggregate of all such Future CAM Reductions (or, if Buyer and Carmike settle the dispute regarding the amount of Future CAM Reductions by agreeing to a stipulated amount, Seller shall directly reimburse to Buyer, within thirty (30) days after receipt of written notice from Buyer, for the amount of such stipulated amount, subject to a maximum stipulated amount of One Hundred Thirty Thousand Dollars ($130,000)); provided, however, the following shall apply: (x) to the extent that Buyer and Carmike shall fail to enter into a Carmike Settlement Agreement on or before August 31, 1999 (the "Settlement Deadline"), Escrow Holder shall pay the entire Carmike Holdback Amount to Buyer and thereafter Seller shall have no obligation to reimburse Buyer for any Future CAM Reductions; (y) to the extent that Buyer and Carmike have entered into a Carmike Settlement Agreement on or before the Settlement Deadline and (i) the Carmike Holdback Amount exceeds the payments owing from Buyer to Carmike with respect to the CAM Dispute, such excess shall be paid to Buyer by Escrow Holder and credited towards Seller's obligation to pay Buyer the Future CAM Reductions as provided above, if any, or (ii) to the extent that the Carmike Holdback Amount exceeds the payments owing from Buyer to Carmike with respect to the CAM Dispute and the Future CAM Reductions, such excess shall be paid to Seller by Escrow Holder. Seller and Buyer hereby agree to jointly execute and deliver to Escrow Holder any escrow instructions reasonably necessary to effectuate the provisions of this paragraph 3.D. In this connection, notwithstanding anything to the contrary in this Agreement, (1) Buyer will indemnify, defend, and hold Seller, its constituent partners and each of their officers, directors, employees, shareholders, partners, members, affiliates and agents harmless from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees) in any way relating to (a) the CAM Dispute up to but not to exceed the CAM Dispute Cap and (b) the Future CAM Reduction (subject to Seller's reimbursement obligations hereunder); and (2) Seller will indemnify, defend, and hold Buyer and its constituent members, managers, agents and affiliates and its or their officers, directors, shareholders, members, managers, agents servants and employees harmless from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees) in any way relating to (i) Seller's failure to reimburse Buyer for Future CAM Reductions in accordance with the provisions of this paragraph 3.D, and
(ii) the CAM Dispute to the extent that the aggregate of such liability, damages, losses, costs and expenses in any way relating to such CAM Dispute exceeds the CAM Dispute Cap; provided further, however, that Buyer shall also be responsible for and shall indemnify Seller against any such liabilities, damages, losses, costs and expenses that relate to the CAM Dispute and that are in excess of the CAM Dispute Cap if (but only if) Buyer enters into a Carmike Settlement Agreement that requires payment to Carmike of an amount in excess of the CAM Dispute Cap and that was not approved in advance by Seller. Except as provided in the immediate preceding sentence, Buyer shall not have any liability or obligation to pay any liabilities, damages, losses, costs or expenses that exceed in the aggregate the CAM Dispute Cap and that arise from or as a result of the CAM Dispute. Subject to the indemnification obligations set forth in this paragraph 3.D, each party shall be solely responsible for its own attorneys' fees in connection with the CAM Dispute and/or the Future CAM Reductions. Seller and Buyer further agree that Escrow Holder shall, upon the closing of the transactions contemplated by this Agreement, transfer the Carmike Holdback Amount to an escrow account at its offices in the State of Virginia and thereafter hold such amounts in such escrow account until disbursement in accordance with the terms of this Agreement, and that in any action or proceedings between or among Seller, Buyer and/or Escrow Holder relating to the CAM Dispute, the Carmike Holdback Amount or the Future CAM Reductions shall be held in a federal or state court having jurisdiction in Bristol, Virginia, and not elsewhere (and Seller and Buyer do hereby consent to the jurisdiction and venue of the federal and state courts having jurisdiction in Bristol, Virginia). Buyer and Seller each hereby acknowledge and agree that the foregoing obligations shall survive the closing and shall not be subject to the limitations of liability set forth in paragraph 9.B.


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     E.    PAPPAGALLO PAYMENT CREDIT.  The parties acknowledge that
Daverett, Inc. d/b/a Pappagallo ("Pappagallo") has ceased to operate its business in its premises at the Property leased by it under that certain lease agreement dated April 15, 1991, by and between Seller, as landlord, and Pappagallo, as tenant (the "Pappagallo Lease"). In this connection, Seller agrees to provide Buyer with a proration credit at Closing in the amount of One Hundred Three Thousand Seven Hundred Seventy Three and No/100 Dollars ($103,773.00) (the "Pappagallo Credit"). Buyer and Seller agree that the Pappagallo Credit shall be credited to Buyer against the Purchase Price at Closing. The parties acknowledge and agree that (i) the Pappagallo Credit is a proration adjustment to the Purchase Price to fully and completely compensate Buyer (as between Buyer and Seller, but without prejudice to any claims against Pappagallo) for Pappagallo's cessation of operations as a tenant on the lower level of the enclosed mall building at the Property, and (ii) the rents and other charges payable by Pappagallo pursuant to the terms of the Pappagallo Lease shall be prorated in accordance with Section 5.D. of this Agreement without regard to the application of the Pappagallo Credit. Accordingly, the parties acknowledge and agree that: (a) Buyer shall have the right to receive and retain all rents and other charges payable by Pappagallo pursuant to the terms of the Pappagallo Lease for the period on and after the Closing Date without any reduction, offset or other adjustment as the result of the Pappagallo Credit, and (b) Seller shall have the right to receive and retain the rents and other charges payable under the terms of the Pappagallo Lease for the period prior to the Closing Date without acceleration of any such rents or other charges, but Seller shall not be entitled to any reimbursement of the Pappagallo Credit and shall not enter into any settlement agreement or take or consent to any other action that would affect Pappagallo's obligation to pay Buyer rent and other charges pursuant to the terms of the Pappagallo Lease for the period on and after the Closing Date; provided, however, that to the extent that Pappagallo's cessation operations in its premises at the Property is in violation of the Pappagallo Lease, Buyer hereby agrees to undertake reasonable collection efforts against Pappagallo with respect to such cessation of operations, and to the extent that Buyer collects any amounts from Pappagallo which are in excess of the Pappagallo Credit and Buyer's reasonable, actual, out of pocket collection costs, Buyer shall promptly pay such excess amounts to Seller, such payment to Seller not to exceed an amount equal to the Pappagallo Credit; provided, further, however, notwithstanding anything to the contrary provided herein, it is understood and agreed that Buyer shall not be obligated to pursue any litigation or other proceedings against Pappagallo and that Buyer shall have the right in its sole and absolute discretion to settle all claims against Pappagallo for any amount that Buyer deems advisable, including, but not limited to, an amount equal to or less than the Pappagallo Credit. Seller shall not be entitled to any rents, charges or other sums collected from Pappagallo by Buyer on or after the Closing Date unless and until the aggregate of all such rents, charges and other sums collected from Pappagallo by Buyer on or after the Closing Date exceeds an amount equal to the sum of the Pappagallo Credit plus all of Buyer's reasonable, actual collection costs, in which event Seller shall be entitled to receive from Buyer an amount equal to the lesser of: (1) the amount of such rents, charges and other sums collected from Pappagallo on and after the Closing Date in excess of the sum of the Pappagallo Credit plus all of Buyer's reasonable, actual collection costs, or (2) an amount equal to the Pappagallo Credit. Seller and Buyer each hereby acknowledge and agree that the provisions of this paragraph shall survive the closing and shall not be subject to the limitations of liability set forth in paragraph 9.B.



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4.   CONDITIONS PRECEDENT.

     A.    TITLE MATTERS.

     (1) TITLE REPORT. Seller has previously delivered to Buyer a title insurance commitment issued by Chicago Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "Title Company") for a standard 1992 ALTA Form B Owner's Policy of Title Insurance covering the Property, with an Owner's Comprehensive Endorsement 1A Modified, an ALTA Form 3.1 Modified Zoning Endorsement (Completed Structure with Parking), a Contiguity of Parcels Endorsement, a Survey Endorsement and an Access Endorsement (Land Abuts Street) (the "Title Commitment"). Seller has ordered (and shall obtain during the "Title Review Period," as hereinafter defined) a plat of survey of the Property made in accordance with Table A of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (1997) (excluding Item Nos. 5, 7b and 12) prepared by Holbrook Surveyors (the "Survey"). If Buyer shall fail to deliver a "Title Objection Notice" (as hereinafter defined) setting forth those title and survey matters to which Buyer objects on or before January 11, 1999 (the "Title Review Period"), Buyer shall be deemed to have approved the exceptions to title shown on the Title Commitment and the matters disclosed on the Survey.

     (2) ADDITIONAL TITLE MATTERS. Approval by Buyer of any additional exceptions to title or survey matters first disclosed after the expiration of the Title Review Period shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions or matters so disapproved, on or before five (5) business days after receipt of written notice thereof, Buyer shall be deemed to have approved such additional title or survey matters.

     (3) TITLE OBJECTIONS. If Buyer shall disapprove any title or survey matters which Buyer is permitted to disapprove hereunder, Buyer shall give written notice thereof ("Title Objection Notice") to Seller within the time periods provided for in paragraphs 4.A(1) or 4.A(2), as applicable. Upon receipt by Seller of a Title Objection Notice given in a timely manner, then Seller shall have five (5) business days from receipt of such Title Objection Notice (or from the date of Buyer's deemed disapproval as aforesaid) within which to notify Buyer in writing (the "Seller's Title Response") as to each disapproved matter either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either (a) use commercially reasonable efforts to cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) or affirmative coverage from the Title Company insuring over such disapproved matter; provided, however, Seller shall have no liability if for any reason, after electing under (ii) above and exercising a good faith effort (with Seller having no obligation to expend any sums in connection therewith), such additional disapproved matters are not removed or insured over as of the Closing Date. Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such additional disapproved matters to be removed. If Seller elects not to cause any or all such additional disapproved matters to be removed or insured over as aforesaid, Buyer shall have four (4) business days from receipt of the Seller's Title Response (or from the date of Seller's deemed election as aforesaid) within which to notify Seller in writing (the "Buyer's Title Response") either that (x) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement (and thereupon the Escrow Deposit shall be delivered to Buyer and, except for those provisions hereof which survive termination, this Agreement shall thereupon terminate). Failure to deliver any written notification by Buyer of its election within such period shall be deemed to


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be an election to terminate this Agreement as set forth above.  All matters set forth on the Title Commitment which are not timely objected to by Buyer in accordance with this paragraph 4.A, are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include
(i) real estate taxes and assessments not yet due and payable, (ii) any title or survey matters objected to by Buyer, which objections are subsequently waived in writing by Buyer, and (iii) any title or survey matters objected to by Buyer, which objections are cured to Buyer's satisfaction. Notwithstanding anything to the contrary contained herein, at "Closing" (as hereinafter defined) Seller shall be obligated to cause the removal of any exceptions evidencing any mortgages, deeds of trust or other loan documents securing any financing obtained, assumed or suffered to exist by Seller and to cause the removal (or to obtain title insurance over) any tax or judgment liens against Seller and any mechanic's or materialmen's liens against the Property for work performed by or on behalf of Seller. In addition, if Buyer seeks to obtain an extended coverage "Owner's Policy" (as defined below), Seller shall reasonably attempt to provide Title Company at the closing of the transactions contemplated by this Agreement (the "Closing") with such evidence as reasonably required by Title Company to issue such extended coverage (with Seller having no obligation to expend any sums in connection therewith). As used herein, the term "Final Title Deadline" shall mean the expiration date of the Title Review Period; provided, however, that if Buyer timely delivers a Title Objection Notice to Seller, then the term Final Title Deadline shall mean the last day of the period of time provided hereunder for Seller to deliver the Seller's Title Response to Buyer; provided further, however, that if Seller timely delivers the Seller's Title Response to Buyer, then the term Final Title Deadline shall mean the last day of the period of time provided hereunder for Buyer to deliver the Buyer's Title Response to Seller.

     (4) TITLE CONTINGENCY. On or before the Final Title Deadline, (a) Buyer shall attempt to obtain a commitment for, or a pro-forma owner's title insurance policy in the form of, an extended coverage 1992 ALTA Form B Owner's Policy of Title Insurance covering the Property, issued by the Title Company in the State of Virginia, in the face amount of the Purchase Price, which commitment or pro-forma shall (i) show title to the Property to be vested of record in Buyer, (ii) show the Permitted Exceptions to be the only exceptions to title, and (iii) obligate Title Company, upon the satisfaction of its requirements therefore, (a) to delete all general exceptions and printed exceptions which appear in the standard 1992 ALTA Form B Owner's Policy of Title Insurance issued by the Title Company in the State of Virginia, and (b) to issue an Owner's Comprehensive Endorsement 1A Modified, an ALTA Form 3.1 Modified Zoning Endorsement (Completed Structure with Parking), a Contiguity of Parcels Endorsement (if applicable), a Survey Endorsement, an Access Endorsement (Land Abuts Street) and such other endorsements other as may be required by Buyer (and the Title Company shall agree to issue) (the "Final Commitment"), and (b) Buyer shall attempt to obtain a plat of survey of the Property prepared by Holbrook Surveyors and made in accordance with the survey specifications listed on Exhibit "L" attached hereto (the "Final Survey"). If, and only if, Buyer is able to obtain the Final Commitment and the Final Survey on or before the Final Title Deadline, a condition precedent to Buyer's obligation to purchase the Property shall be the willingness of Title Company to issue to Buyer on the Closing Date an extended coverage owner's title insurance policy ("Owner's Policy") in the form of the Final Commitment. However, if Buyer is unable to obtain the Final Commitment on or before the Final Title Deadline and Buyer timely elects to proceed with the purchase of the Property, (i) Buyer shall be obligated to accept title to the Property, as insured pursuant to a 1992 ALTA Form B Owner's Policy of Title Insurance issued by Title Company in the State of Virginia, in the face amount of the Purchase Price, showing title to the Property to be vested of record in Buyer, subject only to the Permitted Exceptions and to such other exceptions (if any) and together with the benefit of the coverages and endorsements, as provided in the last version of the title commitment or pro forma title policy provided to Buyer by Title Company prior to the Final Title Deadline (the "Owner's Policy"), and (ii) the issuance of such Owner's Policy to Buyer on the Closing Date as provided in this sentence shall be a condition precedent to Buyer's obligation to purchase the Property.



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     B.    DUE DILIGENCE REVIEWS.  Except as expressly provided in
paragraphs 4.E and 4.F below, Buyer has performed and completed all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all existing leasing, service contract, physical, environmental and compliance matters and conditions respecting the Property (other than title and survey matters which shall be governed by the provisions of paragraph 4.A above). In this connection, Buyer hereby acknowledges and agrees that the Purchase Price has been reduced to reflect Buyer's due diligence determinations with respect to the physical condition of the Improvements, including but not limited to, the condition of the roof and building HVAC systems. During the term of this Agreement, Seller shall continue to provide Buyer with reasonable access to the Property upon reasonable advance notice and Buyer shall have reasonable access to Seller's operating books and records for the Property (to the extent in Seller's possession and not previously delivered to Buyer). In connection with the foregoing, Buyer shall not cause damage, loss, cost or expense to Seller or the Property and shall not unreasonably interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold the Property and Seller, its constituent partners and each of their officers, directors, employees, shareholders, partners, members, affiliates and agents harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving closing or any earlier termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer conduct any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent, which consent may be withheld in Seller's sole and absolute discretion (and shall in all events promptly restore the Property to its prior condition and repair thereafter). Buyer shall have the right, in the ordinary course of business, to contact any tenant of the Property without Seller's express written consent and contact any governmental authority having jurisdiction over the Property without Seller's express written consent; provided, however, that (i) Buyer shall be obligated to keep Seller reasonably informed with respect to the subject matter of all such contacts, including, but not limited to promptly providing Seller with a copy of any and all information, documents or correspondence which Buyer receives from any tenant or governmental authority, (ii) except as provided in subparagraphs E, F, G and H below, Buyer shall not be permitted to (a) deliver any correspondence, documents, notices to any tenant or governmental authority, or (b) conduct any negotiations with any tenant, governmental authority or party under any reciprocal easement agreement affecting the Property (but Buyer shall have the right to obtain confirmation of the zoning of the Property and other due diligence matters), and (iii) if this Agreement is terminated, Buyer shall immediately cease any and all such contacts. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Except for that certain site assessment of the Property dated June 8, 1992, prepared by Professional Services Industries, Inc. (the "Professional Services Report") which is not currently in Seller's possession or control, Buyer hereby acknowledges that Seller has previously delivered to Buyer copies of the documents and items listed on Exhibit "K". Seller warrants that to its actual knowledge, Exhibit "K" includes, and Seller has delivered to Buyer, all environmental studies and reports affecting the Property that are in Seller's possession or control. Buyer hereby acknowledges that Seller has not yet obtained a copy of the Professional Services Report. To the extent that Seller obtains a copy of the Professional Services Report (Seller hereby agreeing to use reasonable efforts to obtain such report), Seller shall promptly deliver a copy of such report to Buyer. In the event of termination hereunder, Buyer shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential in accordance with the terms of that certain Confidentiality Agreement dated July 14, 1998, by and between Aronov Realty Management, Inc. and Hamptons International (the "Confidentiality Agreement").

     C. PERFORMANCE BY SELLER. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in paragraph 7.B below which are not otherwise permitted or contemplated by the terms of this Agreement, or in the event any of such representations and warranties are not true and correct in all material respects on the Closing Date, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4.C by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     D. PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in paragraph 7.C below which are not permitted or contemplated by the terms of this Agreement, or in the event any of such representations and warranties are not true and correct in all material respects on the Closing Date, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4.D by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied. Except in the case of Buyer's delivery of a Title Objection Notice or Termination Notice to Seller, (i) this paragraph 4.D is the only condition precedent under paragraph 4 of this Agreement that affects Seller's obligation to sell the Property, and (ii) this paragraph 4.D is not a condition precedent to Buyer's obligation to purchase the Property.

     E. TENANT ESTOPPEL CERTIFICATES. Receipt of estoppel certificates ("Tenant Estoppel Certificates") dated not more than 60 days prior to the Closing Date from (i) the anchor tenants listed on Exhibit "C" attached hereto and made a part hereof (the "Anchor Tenants"), (ii) the tenants in the mall shop premises at the Property listed on Exhibit "D" attached hereto and made a part hereof (the "Required Tenants"), and (iii) from a sufficient number of the balance of the tenants in the mall shop premises at the Property having lease terms in excess of one (1) year so that estoppel certificates from such tenants shall be received with respect to not less than 75% of the net rentable square feet of space covered by leases in the mall shop premises at the Property having lease terms in excess of one (1) year in effect as of the date hereof, is a condition precedent to Buyer's obligation to purchase the Property hereunder. Each Tenant Estoppel Certificate shall be substantially in the form of Exhibit "E-1" attached hereto and made a part hereof or in form otherwise reasonably acceptable to Buyer; provided, however, that (a) in order to help resolve the "Outstanding Due Diligence Issues" (as defined below) listed on Exhibit "M-1" attached hereto and made a part hereof, Buyer and Seller shall, within five (5) days after the Effective Date, reasonably agree on modifications to the form of the Tenant Estoppel Certificate that will be delivered to each Anchor Tenant, and (b) if the applicable Tenant Estoppel Certificate received from any major national tenant is substantially in the standard form otherwise required by such tenant or in the form prescribed by the Lease for such tenant, then such form of Tenant Estoppel Certificate shall be deemed acceptable to Buyer provided that:
(i) such Tenant Estoppel Certificate is consistent with the terms and provisions of the applicable Lease heretofore provided by Seller to Buyer and confirms that to such tenant's knowledge, there does not exist any default by either the landlord or the tenant thereunder, and (ii) Buyer is satisfied with respect to all Outstanding Due Diligence Issues as provided under this Agreement. In addition, those provisions of the applicable estoppel certificates respecting defaults, defenses, disputes, claims, offsets, abatements, concessions and recaptures against rent or other charges may be limited to the knowledge of the applicable tenant. A Tenant Estoppel Certificate, whether or not in the form of Exhibit "E-1", will be deemed reasonably acceptable to Buyer if such certificate contains the following information: such certificate confirms that the fixed monthly rent, security deposit and termination date for such tenant are as set forth in the applicable Leases listed on Exhibit "I" for such tenant; that no rent has been paid more than one month in advance; that the lease is in full force and effect and has not been amended or modified except for amendments and modifications listed in such letter and listed on Exhibit "I"; that the tenant has no right of extension other than as set forth in the lease; and that all work to be performed by Landlord has been performed and that the tenant has no knowledge of any landlord default. Seller's sole obligation hereunder shall be to utilize reasonable efforts to obtain such Tenant Estoppel Certificates from all tenants of the Property (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor, other than for minor administrative charges, whether imposed by tenants or incurred by Seller). Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller (whereupon such condition will be deemed satisfied). If on or before the Closing Date, such tenant estoppel condition set forth in this paragraph 4.E is not satisfied (or waived as aforesaid), the obligations of Seller to sell, and Buyer to purchase, the Property hereunder shall terminate. Seller hereby acknowledges that Buyer's determination of whether information or omissions contained in any Tenant Estoppel Certificate are unacceptable will be reasonable if such information or omissions are inconsistent with the provisions of the applicable Lease and relate to rent or other key provisions of such Lease which have an economic effect or if such information indicates that landlord is in material default of such Lease. In this connection, Seller shall promptly deliver to Buyer the originals of any Tenant Estoppel Certificates received by Seller.

     F. OUTSTANDING DUE DILIGENCE. Although Buyer has previously completed all of its due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property (other than title and survey matters which shall be governed by the provisions of paragraph 4.A above), Buyer's previous due diligence review has disclosed certain outstanding due diligence issues which have not been resolved as of the Effective Date (the "Outstanding Due Diligence Issues"). The Outstanding Due Diligence Issues are more particularly described on Exhibit "M-1" attached hereto and made a part hereof. Buyer shall have until 5:00 p.m. (Central time) on the earlier to occur (the "Final Review Period") of (i) the date which is five (5) days after Buyer's receipt of written notice from Seller indicating that Seller has satisfied or otherwise resolved each of the due diligence issues set forth on Exhibit "M-1" attached hereto and made a part hereof (a "Due Diligence Satisfaction Notice"), or (ii) the date which is thirty (30) days after the Effective Date, within which to perform and complete Buyer's due diligence examinations, reviews and inspections with respect to the Outstanding Due Diligence Issues. During the Final Review Period, Buyer and Seller shall take the respective actions described on Exhibit "M-2" attached hereto and made a part hereof. If, on or before the expiration of the Final Review Period, Buyer shall determine that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Approval Notice") and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4.F. If, however, on or before the expiration of the Final Review Period, Buyer shall determine in its sole and absolute discretion that it does not wish to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "Termination Notice"), whereupon the Escrow Deposit shall be returned to Buyer and except for those provisions hereof which survive termination, this Agreement, shall terminate. In the event that, on or before the expiration of the Final Review Period, Buyer shall fail to have delivered the Termination Notice to Seller, Buyer shall be deemed to have elected to proceed with the acquisition of the Property, and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4.F. To the extent that Buyer timely delivers the Approval Notice to Seller (or is deemed to have elected to proceed with the acquisition of the Property), such election or deemed election shall not constitute a waiver of any other condition precedent to Buyer's obligation to purchase the Property set forth herein. Notwithstanding anything in this Agreement to the contrary, the satisfaction (or waiver) of each of the conditions set forth on Exhibit "M-3" attached hereto and made a part hereof is a condition precedent to Buyer's obligation to purchase the Property hereunder; provided, however, if each of the conditions precedent set forth on Exhibit "M-3" are not satisfied (or waived as aforesaid) on or before the Closing Date, the obligations of Seller to sell, and Buyer to purchase, the Property hereunder shall terminate.

     G. REA ESTOPPEL CERTIFICATES. Buyer hereby acknowledges that the receipt of an estoppel certificate with respect to that certain Reciprocal Easement Agreement (the "Kroger REA") dated July 1, 1997, by and between CZ-Bristol Associates I, L.P., a Tennessee limited partnership ("CZ-I") and CZ Bristol Associates II, L.P., a Tennessee limited partnership ("CZ-II") and Seller, substantially in the form of Exhibit "E-2" attached hereto and made a part hereof (the "REA Estoppel Certificate"), is not a condition precedent to Buyer's obligation to purchase the Property hereunder. However, Seller shall reasonably cooperate with Buyer's efforts to attempt to obtain the REA Estoppel Certificate from each of CZ-I and CZ-II with respect to the Kroger REA (and for the purposes of this subparagraph F, Seller shall be deemed to have reasonably cooperated with Buyer's efforts if Seller delivers such REA Estoppel Certificate to each of CZ-I and CZ-II and makes a good faith effort to obtain the return thereof on or before the Closing Date). In this connection, Seller shall promptly deliver to Buyer the original REA Estoppel Certificate if received by Seller. Although Buyer's receipt of an estoppel certificate with respect to the Kroger REA is not a condition precedent to Buyer's obligation to purchase the Property hereunder, if Buyer receives an REA Estoppel Certificate from CZ-I and CZ-II with respect to the Kroger REA on or before the Closing Date and such certificate indicates that Seller is in material default of the Kroger REA and if such material default is not capable of being cured by the owner of the Property, then Buyer shall have four (4) business days from receipt of such REA Estoppel Certificate within which to notify Seller in writing that is electing to terminate this Agreement (and thereupon the Escrow Deposit shall be delivered to Buyer and, except for those provisions hereof which survive termination, this Agreement shall thereupon terminate); provided, however, that Buyer's failure to deliver written notification of termination within such period shall be deemed to be an election to proceed with the acquisition of the Property, and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4.F. For the purposes of the preceding sentence, a material default of the Kroger REA will be deemed to be capable of being cured if such material default is with respect to a monetary obligation, or an on-going maintenance obligation, of the owner of the Property under the Kroger REA. If the REA Estoppel Certificate indicates that Seller is in material default of the Kroger REA with respect to a monetary obligation, the amount required to be paid with respect to such monetary obligation shall be prorated by Buyer and Seller on the Closing Date.

     H. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENTS. Buyer hereby acknowledges that this Agreement does not contain a financing contingency and that the receipt of subordination, nondisturbance and attornment agreements ("SNDAs") from the tenants at the Property is not a condition precedent to Buyer's obligation to purchase the Property hereunder. However, Seller shall permit Buyer to attempt to obtain SNDAs from the tenants at the Property in connection with the financing that Buyer may be obtaining in connection with the transactions contemplated by this Agreement, and Seller's sole obligation hereunder shall be to reasonably cooperate with Buyer's efforts to attempt to obtain such SNDAs from the tenants at the Property (and for the purposes of this subparagraph F, Seller shall be deemed to have reasonably cooperated with Buyer's efforts if Seller delivers such SNDAs to the tenants at the Property promptly after receipt thereof from Buyer [but Seller shall have no obligation to negotiate the form of such SNDAs with such tenants or with Buyer's lender]). In this connection, Seller shall promptly deliver to Buyer the originals of any SNDAs received by Seller.

     5. CLOSING PROCEDURE. The sale and purchase herein provided shall be consummated on the Closing Date through escrow pursuant to the "Escrow Instructions" (as hereinafter defined). As used herein, "Closing Date" means the date that is ten (10) days after the later to end of (a) the Final Review Period, or (b) the Title Review Period, or such earlier date as may be agreed upon by Buyer and Seller in writing.

     A. ESCROW. On or before the Closing Date, the parties shall deliver to Title Company the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("Deed") in the form of Exhibit "F" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds, and (3) by each of the parties, the remaining closing documents provided for in paragraph 5.B hereof. Such deliveries shall be made pursuant to either joint or separate escrow instructions ("Escrow Instructions") to be executed by Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment, the other closing documents provided for in paragraph 5.B hereof, and the irrevocable and unconditional commitment of the Title Company to issue the Owner's Policy in the form specified in paragraph 4.A hereof at Closing.

     B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (y) the Closing Payment (and the Deposit) shall be delivered by Title Company to Seller and (z) the following items shall be delivered by the Title Company as provided for in the Escrow Instructions:

     (1) SELLER DELIVERIES. Seller shall deliver the following to Title Company on or before the Closing Date (and, upon closing, Title Company shall deliver the same to Buyer):

     (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Bill of Sale, Assignment and Assumption Agreement") in the form of Exhibit "G" attached hereto and made a part hereof;

     (b) A certificate of Seller ("Seller Closing Certificate") updating the representations and warranties contained in paragraph 7.B hereof to the Closing Date (and including an updated list of leases) and noting any changes thereto;

     (c) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller satisfying federal and, if applicable, state law requirements;

     (d) A notice to the tenants ("Tenant Notice") signed by Seller advising them of the sale in form reasonably satisfactory to Seller and Buyer;

     (e) To the extent in Seller's possession or control, originals of all Leases, Service Contracts, the balance of any tenant advertising, merchandising, promotional funds or other similar accounts, plans and specifications, tenant files, invoices, billings and other similar books and records necessary for the continued operation of the Property, licenses, permits, certificates of occupancy, certificates of insurance from any tenants, and keys tagged for identification, to the extent the foregoing relate to the Property (such delivery being made by causing such items to be retained at the Property), such delivery being made by actual delivery of any such items that are in the possession and control of Seller or its property manager at any location other than the Property, and by causing any such items that are on the Property to be retained at the Property, but except for keys tagged for identification, Seller and its property manager shall be entitled to retain duplicate copies of any and all such items (but Seller covenants and agrees that except for disclosures to Seller's officers, directors, partners, employees, agents, attorneys, accountants, inspectors, consultants, investors, or lenders, and except as may be required by applicable law or by any existing agreements binding Seller, Seller shall use reasonable efforts to keep all such items strictly confidential);

     (f) If requested by Buyer, an executed assignment of Seller's rights under any of the Permitted Exceptions, to the extent such rights are assignable, such assignment being in substantially the same form as the Bill of Sale, Assignment and Assumption Agreement (and being herein called the "Additional Assignment and Assumption Agreement");

     (g) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

     (h) The originals of any Tenant Estoppel Certificates, the REA Estoppel Certificate and any SNDAs received by Seller pursuant to paragraphs 4.E, 4.F or 4.G, respectively, hereof, to the extent not previously delivered to Seller;

     (i) Evidence reasonably satisfactory to Buyer respecting the termination of Seller's property manager for the Property;

     (j) Evidence reasonably satisfactory to Buyer and Title Company that Seller has satisfied its obligations under the "J.C. Penney REA" (as defined below) and the "Penney Loan Documents" (as defined below), respectively, with respect to the termination of (1) that certain Easement & Operating Agreement (the "J.C. Penney REA") dated July 25, 1996, by and between J.C. Penney Company, Inc., a Delaware corporation ("Penney") and Seller, (2) the lien of that certain Construction Loan Agreement dated as of July 25, 1996 by and between Penney and Seller (the "Penney Construction Loan"), and (3) all obligations under the Credit Line Deed of Trust and Security Agreement, the Assignment of Rents and Leases, the Assignment of Construction Documents and the other loan documents referenced in the Penney Construction Loan (collectively, the "Penney Loan Documents"), except for any surviving obligations of Seller; and

     (k) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

     (2) BUYER DELIVERIES. Buyer shall deliver the following to Title Company on or before the Closing Date (and, upon closing, Title Company shall deliver the same to Seller):

     (a) A duly executed and acknowledged Bill of Sale, Assignment and Assumption Agreement;

     (b) A certificate of Buyer ("Buyer Closing Certificate") updating the representations and warranties contained in paragraph 7.C hereof to the Closing Date and noting any changes thereto;

     (c)   A Tenant Notice signed by Buyer;

     (d) An executed Additional Assignment and Assumption Agreement, if the same is executed by Seller;

     (e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (f) Such additional documents as may be reasonably required by Seller and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     C. CLOSING COSTS. Seller shall pay the title insurance premiums attributable to the Owner's Policy (but not for any lender's policy of title insurance), the costs of the Survey and any "grantor tax" customarily paid by the Seller in the State of Virginia. Buyer shall pay (i) all title insurance premiums attributable to any lender's policy of title insurance,
(ii) all costs and expenses related to Buyer's due diligence examinations, reviews and inspections, (iii) all recording fees or charges, (iv) all transfer and sales taxes, if any, payable in connection with the Deed (excluding any "grantor tax" customarily paid by the Seller), and (v) the prepayment penalty on the existing loan encumbering the Property in an amount not to exceed Ninety-Eight Thousand Eight Hundred Seventy Three And 27/100 Dollars ($98,873.27). Seller and Buyer shall each pay one-half of all escrow closing costs of the Title Company. Seller and Buyer shall each pay its own attorney's fees and expenses and its own respective shares of prorations as hereinafter provided.

     D.    PRORATIONS.

     (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:

     (a) TAXES. All real estate taxes and assessments on the Property for the current year on a per diem basis. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

     (b) FIXED RENT. All fixed, minimum or base rentals (other than percentage rent and expense reimbursement amounts) and other tenant charges received in respect to the month in which the Closing Date occurs (the "Current Month") shall be prorated. Such fixed rents for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month on and after the Closing Date (which shall be allocated to Buyer). Fixed rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. All delinquent fixed rents received by Buyer from a tenant after the Closing Date shall first be applied to the most recently accrued obligation of such tenant. After application as set forth above, Buyer shall promptly remit to Seller that portion of delinquent fixed rents received after the Closing Date attributable to periods prior to the Closing Date and Seller shall promptly remit to Buyer that portion of fixed rents received after the Closing Date attributable to periods on and after the Closing Date. Buyer shall reasonably cooperate with Seller in collecting any delinquent fixed rents due Seller (but Buyer shall not be required to litigate, declare a default in any Lease, or incur any additional out of pocket costs in order to collect any such delinquent fixed rents due Seller). Seller hereby reserves its right to institute an action against any tenant for delinquent fixed rents attributable to periods prior to the Closing Date (but in no event shall Seller have any right to institute eviction proceedings with respect thereto, terminate any Lease or attach any tenant's property at the Property).

     (c) PERCENTAGE RENT. Any percentage rent payments payable by tenants under Leases ("Percentage Rent") with respect to the "Applicable Percentage Rent Period" (as hereinafter defined) shall be prorated as set forth in this paragraph: All Percentage Rent payments received by Seller with respect to the Applicable Percentage Rent Period shall be retained by Seller until the year-end adjustments provided below and all Percentage Rent payments received by Buyer with respect to the Applicable Percentage Rent Period shall be retained by Buyer until such year-end adjustments. Within thirty (30) days after receipt of the year-end gross sales report from the tenant under each Lease (i.e., the gross sales report provided by the tenant at the end of each lease year as provided under such tenant's Lease, but only to the extent that each such lease year begins prior to the Closing Date and ends on or after the Closing Date; such lease year period being herein called the "Applicable Percentage Rent Period"), the aggregate amount of Percentage Rent payments shall be calculated and Seller shall be entitled to its "allocable share" of each such amount. As used herein, Seller's "allocable share" with respect to each Lease means a fraction, the numerator of which is the number of days in the Applicable Percentage Rent Period in which such Lease is in effect prior to the Closing Date and the denominator of which is the aggregate number of days in which such Lease is in effect during the entire Applicable Percentage Rent Period. Within thirty (30) days following Buyer's receipt of the year-end gross sales report from each tenant after the end of such tenant's Applicable Percentage Rent Period, Buyer shall promptly and accurately bill such tenant for Percentage Rent payments in accordance with the terms of the applicable Lease and shall diligently pursue collection thereof (and each party shall deliver to the other party such information as either party shall reasonably request in connection therewith). To the extent that either party has retained or receives amounts in excess of the amount to which it is entitled hereunder, such party shall remit such excess amount to the other party on or before the date which is thirty (30) days after the year-end adjustment for each Lease (or if the applicable Percentage Rent payment has not yet been received, on or before the date which is thirty (30) days after the receipt of any such Percentage Rent payment for each Lease). Percentage Rent payments which are delinquent as of the Closing Date shall not be prorated on the Closing Date. All Percentage Rent payments shall first be applied to the most recently accrued obligation of such tenant and then to the delinquent Percentage Rent obligations of such tenant. Buyer shall promptly remit to Seller that portion of delinquent Percentage Rent payments received on or after the Closing Date attributable to periods prior to the Closing Date, and subject to the adjustments set forth above, Seller shall promptly remit to Buyer that portion of any Percentage Rent payments received by it on, or after the Closing Date attributable to periods on or after the Closing Date. Buyer shall (1) promptly and accurately bill tenants for all Percentage Rent payments, (ii) bill tenants for all delinquent Percentage Rent payments in the same manner as Buyer bills tenants for in its normal billings (but Buyer shall have the right to bill tenants for delinquent Percentage Rent payments and then current Percentage Rent payments on a separate basis), and (iii) exert reasonable efforts to pursue the collection of all Percentage Rent payments (including any delinquent payments) and reasonably cooperate with Seller in collecting any delinquent Percentage Rent payments due Seller (but shall not be required to litigate, declare a default in any Lease, or incur any additional out of pocket costs in order to collect any such delinquent Percentage Rent payments due Seller). Seller hereby reserves its right to institute an action against any tenant for delinquent Percentage Rent payments attributable to periods prior to the Closing Date (but in no event shall Seller have any right to institute eviction proceedings with respect thereto, terminate any Lease or attach any tenant's property at the Property).

     (d) EXPENSE REIMBURSEMENTS. Any common area charges, taxes, operating expense and other expense reimbursement obligations of the tenants under the Tenant Leases ("Expense Reimbursements") for the 1998 calendar year shall be prorated as set forth in this paragraph: The Expense Reimbursements for the 1998 calendar year are paid on an estimated basis in monthly installments in advance. All Expense Reimbursement payments received by Seller with respect to the 1998 calendar year shall be retained by Seller until the year-end adjustments provided below and all Expense Reimbursement payments with received by Buyer respect to the 1998 calendar year shall be retained by Buyer until such year-end adjustments. On or before March 10, 1999, the aggregate amount of Expense Reimbursement payments for each Lease for the 1998 calendar year shall be calculated and Seller shall be entitled to its "allocable share" of each such amount. As used herein, Seller's "allocable share" with respect to each Lease means a fraction, the numerator of which is the number of days in the 1998 calendar year in which such Lease is in effect prior to the Closing Date and the denominator of which is the aggregate number of days in which such Lease is in effect during the 1998 calendar year. On or before March 10, 1999, Buyer shall promptly and accurately bill all tenants for Expense Reimbursement payments in accordance with the terms of the applicable Leases and shall diligently pursue collection thereof (each party shall deliver to the other party such information as either party shall reasonably request in connection therewith). To the extent that either party has retained or receives amounts in excess of the amount to which it is entitled hereunder, such party shall remit such excess amount to the other party on or before the date which is thirty (30) days after the year-end adjustment for each Lease (or if the applicable Expense Reimbursement payment has not yet been received, on or before the date which is thirty (30) days after the receipt of any such Expense Reimbursement payment for each Lease). Expense Reimbursement payments which are delinquent as of the Closing Date shall not be prorated on the Closing Date. All Expense Reimbursement payments shall first be applied to the most recently accrued obligation of such tenant and then to the delinquent Expense Reimbursement obligations of such tenant. Buyer shall promptly remit to Seller that portion of delinquent Expense Reimbursement payments received on or after the Closing Date attributable to periods prior to the Closing Date, and subject to the adjustments set forth above, Seller shall promptly remit to buyer all Expense Reimbursement payments received by it on or after the Closing Date and attributable to periods on or after the Closing Date. Buyer shall (1) promptly and accurately bill tenants for all Expense Reimbursement payments, (ii) bill tenants for all delinquent Expense Reimbursement payments in the same manner as Buyer bills tenants for in its normal billings (but Buyer shall have the right to bill tenants for delinquent Expense Reimbursement payments and then current Expense Reimbursement payments on a separate basis), and (iii) exert reasonable efforts to pursue the collection of all Expense Reimbursement payments (including any delinquent payments) and reasonably cooperate with Seller in collecting any delinquent Expense Reimbursement payments due Seller (but shall not be required to litigate, declare a default in any Lease, or incur any additional out of pocket costs in order to collect any such delinquent Expense Reimbursement payments due Seller). Seller hereby reserves its right to institute an action against any tenant for delinquent Expense Reimbursement payments attributable to periods prior to the Closing Date (but in no event shall Seller have any right to institute eviction proceedings with respect thereto, terminate any Lease or attach any tenant's property at the Property).

     (e) OPERATING EXPENSES. All items of income or expense under any of the Service Contracts, together with all other normal and customary operating expenses.

     (f) PREPAID RENTALS. Seller shall deliver or provide a credit to Buyer on the Closing Date in an amount equal to all prepaid rentals received by Seller for periods on or after the Closing Date and all Security Deposits, if any, then held by Seller.

     (g) LEASE COMMISSIONS. On or before the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed for payment at closing) all leasing and brokerage commissions which are payable with respect to Leases affecting such Property executed prior to the expiration of the Final Review Period, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Lease or options to lease additional space but only if such renewal or additional space option is exercised prior to the expiration of the Final Review Period. Buyer shall assume the payment of all leasing and brokerage commissions which may hereafter become due with respect to (i) any renewals of any Leases or options to lease additional space under any Leases if such renewals or additional space options are exercised and commence or arise after the expiration of the Final Review Period, and (ii) any Leases hereinafter executed prior to the closing with Buyer's written consent.

     (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Closing and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given not later than August 31, 1999. Except as expressly provided in this subparagraph D to the contrary, any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but not later than August 31, 1999.

     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds hereunder, Seller shall credit Buyer with an amount equal to the applicable deductible amount under Seller's insurance. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $500,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date. At all times from the Effective Date through the Closing Date, Seller shall, at its expense, maintain its existing casualty insurance and rental income loss insurance with respect to the Property. In the event that, after the expiration of the Final Review Period but prior to the Closing Date, any portion of the Property is damaged as a result of the release of any "Hazardous Material" (as defined below) at, upon, under or within the Property, Seller may either remediate such release or provide Buyer with a reduction in the Purchase Price equal to the cost of remediating such release, but if the cost of such remediation is in excess of $500,000, either Buyer or Seller may, at their respective option, terminate this Agreement by notice to the other party, given on or before the Closing Date. Following any termination of this Agreement by either party pursuant to this paragraph 6, the Escrow Deposit shall be refunded to Buyer and neither party will have any further obligations hereunder (except for those provisions hereof which expressly survive such termination).

     7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

     A. GENERAL DISCLAIMER. Except as specifically set forth in paragraph 7.B below and in the closing documents delivered hereunder, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that Buyer has previously examined, reviewed and inspected, and during the Final Review Period, will examine, review and inspect, all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in this Agreement and the closing documents delivered hereunder, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. WITHOUT LIMITATION THEREON, BUYER HEREBY WAIVES AND DISCLAIMS (1) ANY IMPLIED WARRANTY OR WARRANTY ARISING BY OPERATION OF LAW, INCLUDING ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND (2) ANY AND ALL RIGHTS OF CONTRIBUTION OR OTHER RIGHTS OR REMEDIES AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION LIABILITY ACT ("CERCLA") OR ANY OTHER APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS, WHETHER FEDERAL, STATE OR LOCAL.

     B. LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit "H" attached hereto and made a part hereof:

     (1) LIST OF LEASES. Attached as Exhibit "I" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property. To Seller's knowledge, except as set forth in Exhibit "H", neither Seller nor any tenant under the tenant leases is in monetary default or material non-monetary default under any of such tenant leases that remains uncured.

     (2) LITIGATION. Except as set forth in Exhibit "H-1" attached hereto and made a part hereof, there is no action, litigation, condemnation or other proceeding pending or, to Seller's knowledge threatened against the Property or against Seller with respect to the Property.

     (3) COMPLIANCE. To Seller's knowledge, Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

     (4) SERVICE CONTRACTS. There are no Service Contracts or to Seller's knowledge, other agreements (other than as expressly set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "J", and to Seller's knowledge, neither Seller nor any contractor under any such Service Contracts or other agreements is in material default thereunder that remains uncured.

     (5) DUE AUTHORITY. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a general partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     (6) ENVIRONMENTAL MATTERS. Except as set forth in the environmental reports listed on Exhibit "K" attached hereto and made a part hereof, or in any environmental report obtained by Buyer, Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any Hazardous Material at, upon, under, within, from or adjacent to the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items
(i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency. The term "Environmental Compliance Cost" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and respecting Hazardous Materials.

     (7) SELLER'S KNOWLEDGE. For purposes of this Agreement, Seller's knowledge means, as of the Effective Date (and as of the Closing Date), the present actual knowledge of Thomas Bennett, Vice President of JMB Realty Corporation and partnership coordinator overseeing the investment of Seller in the Property (after having made inquiry of Seller's third party property manager (both the off-site or on-site personnel who are directly involved with leasing and management of the Property) with respect to the representations and warranties contained in this Agreement).

     C. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that: this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer. Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Alabama, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     D. SURVIVAL. Except for any cause of action based solely on a claim of actual fraud, any cause of action of a party for a breach of the foregoing representations and warranties (or any representations and warranties contained in any of the closing documents delivered hereunder) shall survive until the date which is nine (9) months after the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Except for any cause of action based solely on a claim of actual fraud, any claim that either party may have at any time against the other party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by notice from Buyer to Seller within such nine (9) month period will not be valid or effective. Notwithstanding the foregoing, if either party shall have actual knowledge as of the Closing Date that any of the representations or warranties of the other party contained herein are fraudulent, false or inaccurate or that the other party is in breach or default of any of its obligations under this Agreement, and the party having such actual knowledge of the other party's fraudulent conduct, misrepresentation, breach or default nonetheless closes the transactions hereunder and acquires the Property, then the other party shall have no liability or obligation respecting such fraudulent, false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder). For purposes of this paragraph 7.D, Seller's actual knowledge shall mean Seller's knowledge as set forth in paragraph 7.B(7) above, and Buyer's actual knowledge shall mean (i) anything in the actual knowledge of Jeff Weil of Aronov Realty Management, Inc., and/or (ii) any matters disclosed to Buyer in the due diligence materials delivered to Buyer by Seller, and/or (iii) any matters disclosed to Buyer in the due diligence reports obtained by Buyer.

     E. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

     (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

     (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which shall be terminated at closing at no cost to Buyer.

     (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the expiration of the Final Review Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new leases or material modifications of existing leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld and which consent shall be deemed to be given if notice of disapproval is not received by Seller within three (3) business days of Buyer's receipt of such request for approval together with a copy of the proposed lease or modification thereof and a summary of all leasing commissions and tenant improvement costs payable in connection therewith). In no event shall Seller have any obligation to enter into any new lease or modify any existing lease unless Buyer shall agree to pay or reimburse Seller on the Closing Date for all tenant improvement costs and leasing commissions incurred by Seller under or in connection therewith (Buyer's agreement to pay or reimburse for such amounts not to be unreasonably withheld).

     8. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT, SUBJECT ONLY TO THE PROVISIONS OF PARAGRAPH 9.I HEREOF, NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT AS SELLER'S SOLE REMEDY AND SELLER SHALL NOT BE ENTITLED TO SEEK DAMAGES, SPECIFIC PERFORMANCE OR ANY OTHER LEGAL OR EQUITABLE REMEDY (EXCEPT FOR AN ACTION TO

RECOVER SUCH ESCROW DEPOSIT), SUBJECT ONLY TO THE PROVISIONS OF
PARAGRAPH 9.I HEREOF. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT ONLY TO THE PROVISIONS OF PARAGRAPH 9.I HEREOF.

     --------------------              --------------------
     Seller's Initials                 Buyer's Initials

    9.     MISCELLANEOUS.

     A.    BROKERS.

     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 9.A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International ("Broker") pursuant to a separate written agreement with Broker.

     B.    LIMITATION OF LIABILITY.

     (1) Notwithstanding anything to the contrary contained herein, (a) if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $750,000, and (b) if the closing of the transactions hereunder shall have occurred (and Seller shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Buyer arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Buyer under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $750,000.

     (2) If the closing of the transactions hereunder shall have occurred, then in no event shall Seller or Buyer have any liability pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied under this Agreement or any document executed or delivered in connection therewith), if any, unless and until such liabilities shall exceed $10,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit either party's liability for any proration amounts provided for in this Agreement.

     (3) No constituent partner or member in or manager or agent of either Seller or Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, manager or agent of any corporation or trust that is or becomes a constituent partner or member in Seller or Buyer (including, but not limited to, JMB Realty Corporation and the individual(s) specified in paragraph 7.B(7) above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each party and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to the other party's assets for the payment of any claim or for any performance, and each party, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller or Buyer (or in any other constituent partner or member of Seller or Buyer), nor any obligation of any constituent partner or member in Seller or Buyer (or in any other constituent partner or member of Seller or Buyer) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner or member of Seller or Buyer), shall at any time be deemed to be the property or an asset of Seller or Buyer or any such other constituent partner or member (and neither any party nor any of its respective successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's or member's obligation to restore or contribute). Nothing contained in the foregoing shall limit Seller's right to receive the Escrow Deposit in accordance with the terms and provisions of paragraph 9 hereof.

     (4) Notwithstanding the foregoing, Seller or its successor in interest shall either (a) maintain a net worth on a current value basis of not less than $1,000,000 for the period commencing on the Closing Date and ending on the date which is nine (9) months after the Closing Date (or if a timely claim is made by Buyer hereunder, until such claim is finally resolved) (the "Survival Period"), or (b) establish reserves of at least $750,000 in cash or reasonably liquid investments as of the Closing Date for the purpose of paying during the Survival Period any claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), with respect to the Property.

     C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     D.    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Virginia.

     G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership in which Buyer is the managing general partner and has not less than a 51% interest in capital and profits in such limited partnership or to a limited liability company in which Buyer is the managing member and has not less than a 51% interest in capital and profits in such limited liability company. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Buyer:
--------

Bristol Mall, L.L.C.
c/o Aronov Realty Management, Inc.
3500 Eastern Boulevard
Montgomery, Alabama  36116-1781
Attention:  Mr. Jeff Weil

With copies to:
--------------

Inge Hill, Jr., Esq.
Hill, Hill & Carter
425 South Terry Street
Montgomery, Alabama  36104


To Seller:
---------

Bristol Mall Associates
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611
Attention:  Mr. Glenn E. Emig

With copies to:
--------------

Pircher, Nichols & Meeks
1999 Avenue of the Stars
Suite 2600
Los Angeles, California 90067
Attention:  Real Estate Notices (GML)

And to:
------

Hamptons International
55 West Monroe
Suite 3200 West
Chicago, Illinois 60603

Attention:  Ms. Anne Brettingen

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     K. TIME PERIODS. In the event the time for performance of any obligation hereunder expires on a day that is not a business day, the time for performance shall be extended to the next business day. As used herein, the term "business day" shall mean any day other than a Saturday, a Sunday or any day that is a legal holiday in either the State of Virginia, the State of Illinois or the State of Alabama.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            BRISTOL MALL ASSOCIATES,
                            an Illinois general partnership

                            By:   JMB INCOME PROPERTIES, LTD - V,
                                  an Illinois limited partnership,
                                  General Partner

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner

                                       By:   _______________________
                                       Name: _______________________
                                       Title:_______________________
                                                   "Seller"

                            BRISTOL MALL, L.L.C.,
                            an Alabama limited liability company

                            By:   SOUTHEAST L.L.C. MANAGEMENT, INC.,
                                  an Alabama corporation,
                                  Its Manager

                                  By:  ________________________
                                  Name: _______________________
                                  Title: ______________________
                                                "Buyer"

                    ESCROW HOLDER'S ACKNOWLEDGEMENT
                    -------------------------------


           The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


     Date: ________________       CHICAGO TITLE COMPANY,
                                  a ________________________________


                                  By: _____________________________
                                  Name: ___________________________
                                  Title:  _________________________
                                              "Escrow Holder"

                             EXHIBIT LIST
                             ------------



           "A"   -    Property Description

           "B"   -    Personal Property

           "C"   -    Anchor Tenants

           "D"   -    Required Tenants

           "E-1" -    Form of Tenant Estoppel Certificate

           "E-2" -    Form of REA Estoppel Certificate

           "F"   -    Deed

           "G"   -    Bill of Sale, Assignment and Assumption Agreement

           "H"   -    Exceptions to Seller's Representations and
Warranties

           "H-1" -    List of Pending Litigation

           "I"   -    List of Leases

           "J"   -    Service Contracts

           "K"        Environmental Reports

           "L"        Survey Requirements

           "M-1"      Outstanding Due Diligence Issues

           "M-2"      Buyer and Seller Actions

           "M-3"      Due Diligence Conditions Precedent

                              EXHIBIT "A"

                         Property Description

                              EXHIBIT "B"

                           PERSONAL PROPERTY


MAINTENANCE EQUIPMENT
Pressure Washer
2 Lawn Tractors
1 Cart
1 Mower
1 Mower
1 Drill Press
1 Circular Saw
Tool Box with Tools
5 Ladders
7 Wheeled Carts

OFFICE/CUSTOMER SERVICE EQUIPMENT
VCR Conference Room
Christmas Decor
1 Chain Saw
1 Homelite Chain Saw
1 Credenza
1 Bridge
1 Stack-on-Hutch
1 Tackboard
1 Task Light
1 Desk-Right Pedestal
1 Bookcase
2 Monitor Extension Arms
1 Lateral File
1 Conference Rm. Table (Used)
1 Kitchen Table (Used)
4 Kitchen Chairs
6 Conference Chairs
1 File Cabinet/Office
1 Cash Register
1 Recorder/Player
6 Wheel Chairs
2 Double Strollers
1 Basic Infant Stroller
2 Heavy Duty Wheel Chairs
2 URN Arrangements
6 Stools w/adj. Arms
7 Receptacles w/Domes
2 Stools w/adj. Arms
6 RMU's (Carts)
5 Fire Extinguishers
1 Kent Vacuum Cleaner
3 Fiberglass Trash Units
1 Utility Cabinet
1 Sears Drill/Driver/Hammer Kit
1 Trailer For Main. Truck
1 Royal Vacuum Cleaner
1 Micro -16 Recorder
2 Portable Radios
2 Radio Chargers
1 Cannon 12 OMP Calculator
1 Desk Chair
1 Filing Cabinet (2 Drawer)
1 Accounting Computer
1 Commercial Sprayer
1 Gas Pressure Washer
1 4X8 Trailer
1 Sears, Craftsman Circular Saw
1 Sears, Craftsman Wet/Dry Shop Vac

1 Secretarial Chair
1 Office Computer
1 Smith-Corona Typewriter
2 Lobby Chairs
1 Square Corner Table
1 Secretarial Chair
1 Executive Chair
2 Arm Chair
1 Desk Chair
1 Cannon Calculator (MP210)
1 Cannon Calculator (MP210)
1 Coat Rack
3 Filing Cabinets
1 Computer Stand
1 Cannon Calculator (MP210)
1 Desk
1 Credenza
4 Arm Chairs
1 IBM Electric Typewriters
1 Filing Cabinet (2 Drawer)
1 Table
1 Desk
2 Filing Cabinet (4-Drawer)
1 Table
1 Secretarial Desks
2 Secretarial Chairs
7 Motorola Port. Radios
6 Radio Charges
4 Carrying CS. F/Radios
8 Batteries for Radios
1 Desk (3' X 6')
2 Filing  Cabinets
2 Desks

EXHIBIT "C"

ANCHOR TENANTS


1.   J.C. Penney Corporation

2.   Parks-Belk

3.   Sears, Roebuck and Co.

4.   Proffitt's

EXHIBIT "D"

REQUIRED TENANTS


Carmike Cinemas - 17,411 square feet

Lerner New York - 9,362 square feet

Piccadilly - 13,601 square feet

Rack Room Shoes - 5,369 square feet

The Closet - 5,287 square feet

                             EXHIBIT "E-1"

                  FORM OF TENANT ESTOPPEL CERTIFICATE

                             See Attached

Bristol Mall Associates  (the "Seller")
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611

Bristol Mall, L.L.C. (the "Buyer")
3500 Eastern Boulevard
Montgomery, Alabama  36116

SouthTrust Bank, National Association (the "Lender")
P.O. Box 2554
Birmingham, Alabama  35290
Attention:  Commercial Real Estate Department

Re:  Bristol Mall (the "Property")
     Bristol, Virginia
     Suite No.:  _____ (the "Leased Premises")

Gentlemen:

     In connection with the pending sale of the Property from Seller to Buyer and the financing of the purchase price by Lender, the undersigned certifies the following to each party Named above:

     1. The undersigned ("Tenant") is the tenant under that certain Lease Agreement dated __________________ entered into between _______________________ d/b/a __________________________________ and Seller
(the "Landlord") as landlord, as amended by the following amendments, modification agreements and letter agreements: ____________________ (collectively, the "Lease") with regard to the premises described in the Lease (the "Leased Premises"). The Lease represents the entire agreement as between Tenant and Landlord and there is no other lease or other agreement between the Tenant and the Landlord or any previous landlord pertaining to the Leased Premises. The Lease is in full force and effect and has not been assigned, modified, supplemented, or amended in any away except as set forth above.

     2.    Seller is the current landlord under the Lease.

     3. There are no defaults by either party under the Lease or any conditions which with only the passage of time or giving of notice or both would become a default by either party under the terms of the Lease.

     4. Fixed monthly rent of $_________ has been paid through ____________ and no rents are currently due and payable to Landlord.

     5. The security deposit of $_________ is currently held by Landlord under the Lease.

     6. No rents have been prepaid except as provided by the Lease, but in no event have rents been paid more than thirty (30) days in advance and there are no set-offs or credits against future accruing rents.

     7. Tenant is open, operating and in possession of the Leased Premises pursuant to the terms of the Lease and the current lease term will terminate on _____________________. Tenant has no option to extend the current lease term.

     8. Tenant has no right to purchase all or any portion of the Property.

     9. All of the work to the Leased Premises which is the responsibility of the Landlord, if any, has been completed in accordance with the terms of the Lease. As of the date hereof, there are no allowances, incentives, inducements or other monies due and payable from Landlord to Tenant.

     10. There are no actions, either voluntary or involuntary, pending against the undersigned under the bankruptcy laws of the United States, or under the bankruptcy laws of any state.

     11. Tenant has not and will not engage in any activity that would involve the use of the demised premises for the storage, use or disposal of any hazardous substances or toxic substances in violation of any applicable law.

     12. The address of Tenant to which all notices to Tenant under the Lease are to be sent is as follows:

           ------------------------------
           ------------------------------
           ------------------------------
           ------------------------------

     This Estoppel Certificate is executed and delivered by Tenant to Buyer and Seller with the understanding that Buyer and Seller will rely upon it in connection with the proposed sale of the Property from Seller to Buyer. This Estoppel Certificate is executed and delivered by Tenant to Lender with the knowledge that Lender will rely upon it in advancing funds under its mortgage loan to Buyer in order to finance the purchase of the Property by Buyer.


                            d/b/a

                            By:        ____________________
                            Name:      ____________________
                            Title:     ____________________
                            Date:      ____________________

                             EXHIBIT "E-2"

                   FORM OF REA ESTOPPEL CERTIFICATE

                             See Attached

RECIPROCAL OPERATING AGREEMENT CERTIFICATE


                          January _____, 1999


Bristol Mall Associates
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois  60611


Bristol Mall, L.L.C.
3500 Eastern Boulevard
Montgomery, Alabama  36116


SouthTrust Bank, National Association
P.O. Box 2554
Birmingham, Alabama  35290
Attention:  Commercial Real Estate Department


Re:  Bristol Mall (the "Project")
     Bristol, Virginia
     ----------------------------

Gentlemen:

           Please refer to the reciprocal operating agreement (the "Reciprocal Operating Agreement") dated as of July 1, 1997, by and between CZ-Bristol Associates I, L.P., a Tennessee limited partnership ("CZ-1"), CZ-Bristol Associates II, L.P., a Tennessee limited partnership ("CZ-2") and Bristol Mall Associates, an Illinois general partnership ("Seller"), and recorded in the public records of Washington County, Virginia, in Book 347 at Page 353. The undersigned understands (i) that Bristol Mall, L.L.C., an Alabama limited liability company ("Buyer") may be acquiring the Project, and (ii) that Seller, Buyer and SouthTrust Bank, National Association, Buyer's lender (the "Lender") are relying upon this letter in connection with such acquisition (the "Acquisition").

           With such understanding, the undersigned hereby represents, warrants, confirms and agrees, on behalf of itself and its successors and assigns, for the benefit of Seller, Buyer and Lender and their respective successors and assigns, that:

           1. The Reciprocal Operating Agreement is presently in full force and effect and has not been amended, and there are no other agreements between Seller and the undersigned related to the property subject to the Reciprocal Operating Agreement.

           2. To the best knowledge of the undersigned, there is no default under the Reciprocal Operating Agreement, nor does any state of facts exist which, with the passage of time or the giving of notice, or both, would ripen into any such default.

           3. The Acquisition does not violate or constitute a default under the Reciprocal Operating Agreement.

           4. The addresses for notices or other communications to be sent to the undersigned is as set forth in the Reciprocal Operating Agreement.

           5. The Temporary Easement Agreement dated July 1, 1997, by and between Seller and CZ-2, and recorded in the public records of Washington County, Virginia, in Book 347 at Page 701, has expired by its terms and is no longer in force or effect.

           6. The undersigned and the person or persons executing this certificate on behalf of the undersigned have the power and authority to render this certificate.

                                  Very truly yours,

                                  CZ-BRISTOL ASSOCIATES I, L.P.,
                                  a Tennessee limited partnership

                                  By:  BARON CORPORATION,
                                       a Tennessee corporation
                                       Its General Partner

                                       By: ____________________________
                                       Name:____________________________
                                       Its:____________________________

                                  CZ-BRISTOL ASSOCIATES II, L.P.,
                                  a Tennessee limited partnership

                                  By:  BARON CORPORATION,
                                       a Tennessee corporation
                                       Its General Partner

                                       By: ____________________________
                                       Name: ___________________________
                                       Its:____________________________

                              EXHIBIT "F"

                                 DEED

                             See Attached

                       DEED OF BARGAIN AND SALE

     THIS DEED, dated as of the _____ day of January, 1999, between BRISTOL MALL ASSOCIATES, an Illinois general partnership (the "Grantor"), and BRISTOL MALL, L.L.C., an Alabama limited liability company (the "Grantee"), provides:

     THAT for and in consideration of the conveyance made hereby, the consideration received therefor by the Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor, subject to the matters described herein, hereby grants and conveys to the Grantee with special warranty, the real estate described on Exhibit "A" attached hereto (the "Real Estate"); together with any right, title and interest of Seller in and to all covenants, restrictions, easements, rights-of-way and other rights and appurtenances appertaining to or for the use or benefit of such Real Estate, including but not limited to any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way; and together with all buildings, structures, fixtures, equipment and other improvements affixed to or located upon such Real Estate (excluding any fixtures and equipment owned by tenants of such Real Estate).

     The Real Estate is conveyed subject to all recorded easements, conditions, restrictions and agreements that lawfully apply to the Real Estate or any part thereof.

     IN WITNESS WHEREOF, the Grantor has executed this Deed.

                            BRISTOL MALL ASSOCIATES,
                            an Illinois general partnership

                            By:   JMB INCOME PROPERTIES, LTD - V,
                                  an Illinois limited partnership,
                                  General Partner

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner

                                       By:   _______________________
                                       Name: _______________________
                                       Title: ______________________

STATE OF ILLINOIS,
COUNTY OF COOK, to wit:

     The foregoing instrument was acknowledged before me in the __________ of ______________; _______________, this _____ day of _________________,
19__, by [_____________________________, as
___________________________________ of ___________________________________,
on behalf of the ____________________].

     My commission expires:  ____________________.


                                  _______________________________
                                             Notary Public

STATE OF ILLINOIS,
COUNTY OF COOK, to wit:

     The foregoing instrument was acknowledged before me in the __________ of ______________; _______________, this _____ day of _________________,
19__, by _____________________________.

     My commission expires:  ____________________.


                                  _______________________________
                                             Notary Public


The address of Grantee[s] is:

                              EXHIBIT "G"

           BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                             See Attached

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION

                   (Bristol Mall; Bristol, Virginia)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, BRISTOL MALL ASSOCIATES, an Illinois general partnership ("Seller"), hereby sells, transfers, assigns and conveys to BRISTOL MALL, L.L.C., an Alabama limited liability company ("Buyer"), the following:

     1. PERSONAL PROPERTY. All right, title and interest of Seller in and to those items of tangible personal property ("Personal Property") described in Exhibit "A" attached hereto and made a part hereof and relating to the "Property", as hereinafter defined.

     2. LEASES. All right, title and interest of Seller in and to all leases ("Leases") relating to the Property and described in Exhibit "B" attached hereto; provided, however, that Seller shall retain the benefit of any exculpation or limitations on liability as set forth in such Leases with respect to the period prior to the date hereof.

     3. SERVICE CONTRACTS. All right, title and interest of Seller in and to all contracts, service agreements and other operating agreements ("Service Contracts") relating to the Property and described in Exhibit "C" attached hereto; provided, however, that Seller shall retain the benefit of any exculpation or limitations on liability as set forth in such Service Contracts with respect to the period prior to the date hereof..

     4. INTANGIBLE PROPERTY. All right, title and interest of Seller, to the extent assignable, in and to (i) all warranties and guarantees relating to the Improvements or the Personal Property, (ii) all permits, certificates of occupancy, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, (iii) all names, trade names, trademarks, logos and other similar rights used solely in connection with the Property, including, but not limited to, the name "Bristol Mall", and (iv) all plans, specifications, drawings, manuals and other records relating to the improvements on the Property or the Personal Property (collectively, the "Intangible Property").

     5. SELLER'S WARRANTY. Seller warrants that the Personal Property is free of any liens or encumbrances created by Seller other than as disclosed in the Exhibits attached to the "Agreement" (as defined below) , or in any updates of such Schedules.

     6. SELLER'S INDEMNITY. Seller shall indemnify and hold Buyer harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs) arising out of any obligation or liability of Seller under the Leases or the Service Contracts arising prior to the date hereof; provided, however, that Seller shall be released from its indemnity obligations hereunder on the date which is nine
(9) months after the date hereof (except with respect to any claims asserted prior to the expiration of such nine (9) month period).

     This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase Agreement ("Agreement") dated as of January ___, 1999, between Seller and Buyer, respecting the purchase and sale of that certain shopping center commonly known as "Bristol Mall" located in the Bristol, Virginia (the "Property"). The Agreement provides for, among other things, the assignment provided for herein. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 9.B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns.

     The property and rights conveyed hereunder are is conveyed "as is", without warranty or representation, except as expressly provided herein (and subject to the limitations herein) or in (and subject to the limitations of) the Agreement.

     DATED:      As of _______________, 1999.

                 BRISTOL MALL ASSOCIATES,
                 an Illinois general partnership

                 By:  JMB INCOME PROPERTIES, LTD-V,
                      an Illinois limited partnership,
                      General Partner

                      By:  JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner


                      By:         ____________________
                      Name:       ____________________
                      Title:      ____________________
                                      "Seller"

                          BUYER'S ASSUMPTION

                   (Bristol Mall; Bristol, Virginia)


     As of this ____ day of _______________, 1999, Buyer hereby assumes all liabilities and obligations of Seller under the Leases and Service Contracts which arise on or after the date hereof and agrees to perform all obligations of Seller under the Leases and Service Contracts which are to be performed or which become due on or after the date hereof (except those obligations for which Buyer is indemnified pursuant to Section 6 above for which Seller shall remain liable); provided, however, that Buyer shall have the benefit of any exculpation or limitations on liability as set forth in such Leases and Service Contracts. Buyer shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs) arising out of Buyer's failure to perform any obligations or liability of Buyer under the Leases or the Service Contracts arising on or after the date hereof. Buyer shall be released from its indemnity obligations hereunder on the date which is nine (9) months after the date hereof (except with respect to any claims asserted prior to the expiration of such nine (9) month period).

                            BRISTOL MALL, L.L.C.,
                            an Alabama limited liability company

                            By:   SOUTHEAST L.L.C. MANAGEMENT, INC.,
                                  an Alabama corporation,
                                  Its Manager

                                  By:  ____________________________
                                  Name: ____________________________
                                  Title: _____________________________
                                               "Buyer"

                              EXHIBIT "H"

         EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

                      See Exhibit "H-1" Attached

                             EXHIBIT "H-1"

                      LIST OF PENDING LITIGATION

                             See Attached

                              EXHIBIT "I"

                            LIST OF LEASES


ANCHORS

J.C. PENNEY CORPORATION

Lease Agreement between Bristol Mall Associates and J.C. Penney Corporation dated November 29, 1989
Memorandum of Lease between Bristol Mall Associates and J. C. Penney Corporation dated November 29, 1989
First Amendment of Lease between Bristol Mall Associates and J.C. Penney Company dated July 25, 1996
Memorandum of First Amendment of Lease between Bristol Mall Associates and J.C. Penney Company dated July 25, 1996
Easement and Operating Agreement between Bristol Mall Associates and J.C. Penney Company, Inc. dated July 25, 1996

PARKS-BELK

Lease Agreement between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Parks-Belk Company, Incorporated-Bristol dated April 25, 1974
First Amendment between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Parks-Belk Company, Incorporated-Bristol dated December 24, 1974
Second Amendment Lease between Bristol Mall Associates and Parks-Belk, Incorporated-Bristol dated September 5, 1989
Third Amendment of Lease between Bristol Mall Associates and Parks-Belk, Incorporated-Bristol dated June 2, 1993

SEARS, ROEBUCK AND CO.

Lease Agreement between Bristol Mall Associates successor-in-interest to ASC of Danville, Inc. and Sears, Roebuck and dated March 7, 1973
First Amendment Lease between Bristol Mall Associates and Sears, Roebuck and Co. dated September 19, 1989
Second Amendment of Lease between Bristol Mall Associates and Sears, Roebuck and Co. dated October 7, 1993
Third Amendment of Lease between Bristol Mall Associates and Sears, Roebuck and Co. dated December 14, 1995

PROFFITT'S

Lease Agreement between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Miller's Incorporated dated April 16, 1974
Lease Modification Agreement between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Miller's Incorporated dated October 4, 1974
Second Lease Modification Agreement Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Miller's Incorporated dated October 15, 1992
Agreement of Assignment and Assumption of Lease between Bristol Mall Associates, Hess's Department Stores, Inc. (Assignor), and Proffitt's, Inc. (Assignee) dated October 15, 1992
Agreement and Release between Bristol Mall Associates and Hess's Department Stores dated February 25, 1993
Short Term Lease Agreement between Bristol Mall Associates and Proffit's, Inc. dated September 15, 1998

MALL SHOPS

ATM

ATM Operating Agreement and Indenture of Lease between Bristol Mall Associates, PNC Bank, and Retail Growth ATM Systems, LLC dated November 3, 1997

Afterthoughts Boutique
Lease Agreement between Bristol Mall Associates and F.W. Woolworth Co. d/b/a Afterthoughts Boutique dated May 16, 1991

B. Dalton Bookseller

Lease Agreement between Bristol Mall Associated and B. Dalton Bookseller, Inc. d/b/a B. Dalton Bookseller dated April 1, 1990

BELL-SOUTH MOBILITY - KIOSK

Short Term Lease Agreement between Bristol Mall Associates and Bell-South Mobility, DCS, dated September 16, 1998

Birthplace of Country Music

Short Term Lease Agreement between Bristol Mall Associates and Birthplace of Country Music dated April 29, 1998
Blockbuster Music Store
Lease Agreement dated between Bristol Mall Associates and Blockbuster SC Music Corp., formerly Super Club Music Corp. and successor-in-interest to The Record Bar, Inc. dated July 12, 1990
Stock Transfer Consent Agreement between Bristol Mall Associates, The Record Bar, Inc., and Super Club Retail Entertainment Corp. dated May 15, 1991
Assignment of Lease between The Record Bar, Inc. (Assignor), Super Club Music Corp. (Assignee), and Bristol Mall Associates dated November 1, 1993 Amendment to Lease between Bristol Mall Associates and Blockbuster SC Music Corp. d/b/a Blockbuster Music formerly Super Club Music Corp. dated August 23, 1994
Calendar Club
Short Term Lease Agreement between Bristol Mall Associates and Calendar Club dated April 21, 1998

CAMBE'S HOBBY AND SUPPLY

Short Term Lease Agreement between Bristol Mall Associates and Linnen Enterprises, Inc. d/b/a Cambe's Hobby and Supply dated September 1, 1998

CARMIKE CINEMAS

Lease Agreement between Bristol Mall Associates successor-in-interest to ASC of Bristol, Inc. and Carmike Cinemas, successor-in-interest to American Multi-Cinema Inc. dated April 28, 1975
Lease Modification Agreement No. 2 between Bristol Mall Associates and Carmike Cinemas, successor-in-interest to American Multi - Cinema, Inc. dated January 28, 1981
Assignment and Assumption between Carmike Cinemas (Assignor) and Eastwynn Theatres, Inc. (Assignee) dated October 1, 1995

THE CELLULAR GROUP - KIOSK
Short Term Lease Agreement between Bristol Mall Associates and The Cellular Group, dated August 29, 1997
Extension of Short Term Lease, dated July 29, 1998

CHICK-FIL-A
Lease Agreement between Bristol Mall Associates and Chick-Fil-A, Inc. dated October 11, 1984

CLAIRE'S BOUTIQUES, INC.
Lease Agreement between Bristol Mall Associates and Claire's Boutiques, Inc. dated July 23, 1990

THE CLOSET

Lease Agreement between Bristol Mall Associates and Maurices Incorporated d/b/a The Closet dated July 2, 1992
Lease Termination Agreement between Maurices Incorporated d/b/a The Closet and Bristol Mall Associates dated July 2, 1992

COMPUTER DOCTORS

Short Term Lease Agreement between Bristol Mall Associates and Computer Doctors, Inc., dated August 18, 1997
Extension of Term of Short Term Lease, dated August 24, 1998

COUNTY SEAT

Lease Agreement between Bristol Mall Associates and County Seat Stores, Inc. dated June 21, 1990
Lease Amendment and Assumption Agreement between Bristol Mall Associates and County Seat Stores, Inc. dated October 31, 1997
Diamond Communications (GTE Wireless)
Short Term Lease Agreement between Bristol Mall Associates and Diamond Communications d/b/a GTE Wireless, dated April 13, 1998
Direct Source
Short Term Lease Agreement between Bristol Mall Associates and Direct Source, G and D, Inc. d/b/a Direct Source, dated April 27, 1998

EAGLE INK STUDIOS
Short Term Lease Agreement between Bristol Mall Associates and Eagle Ink Studios, dated October 13, 1998

EVERGREEN

Short Term Lease Agreement between Bristol Mall Associates and Evergreen, dated July 13, 1998

FINE'S JEWELRY

Lease Agreement between Bristol Mall Associates and Fine's Jewelers, Inc. dated August 22, 1994

FIRST AMERICAN MERCHANT CENTER

Short Term Lease Agreement between Bristol Mall Associates and First American National Bank of Tennessee, dated October 14, 1998

FIRST UNION BANK

Ground Lease between Bristol Mall Associates and Dominion National Bank dated September 15, 1980
Amendment to Lease between Bristol Mall Associates and Dominion National Bank dated January 31, 1989
Lease Amendment between Bristol Mall Associates and Dominion National Bank dated November 6, 1991
Third Amendment to Lease between Bristol Mall Associates and First Union National Bank of Virginia, as successor-in-interest to Dominion National Bank dated May 30, 1996

FOOTLOCKER
Lease Agreement between Bristol Mall Associates and Kinney Shoe Corporation d/b/a Footlocker dated July 3, 1990.

FRESHENS YOGURT
Lease Agreement between Bristol Mall Associates and Sardina Enterprises, Inc. d/b/a Freshens Yogurt dated December 11, 1990
Lease Amendment between Bristol Mall Associates and Sardina Enterprises, Inc. d/b/a Freshens Yogurt dated June 1, 1994
Lease Extension Agreement between Bristol Mall Associates and Sardina Enterprises, Inc. d/b/a Freshens Yogurt dated November 26, 1997

FRIEDMAN'S JEWELERS

Lease Agreement between Bristol Mall Associates and Friedman's Inc. dated November 3, 1997

GALLERIA

Short Term Lease Agreement between Bristol Mall Associates and Phyllis Shipley d/b/a Galleria, dated June 3, 1998

GENERAL NUTRITION CORPORATION

Lease Agreement between Bristol Mall Associates and General Nutrition Corporation dated June 22, 1990

GORDON'S JEWELERS

Lease Agreement between Bristol Mall Associates and Fannin and Walker Services, Inc., d/b/a Gordon's Jewelers dated November 11, 1988

THE ORIGINAL GREAT AMERICAN CHOCOLATE CHIP COOKIE COMPANY, INC
Lease Agreement between Bristol Mall Associates and The Original Great American Chocolate Chip Cookie Company, Inc. dated April 1990

GUITAR MAN

Short Term Lease Agreement between Bristol Mall Associates and Curtis Adkins d/b/a Guitar Man, dated April 8, 1998

HAIR PLUS

Lease Agreement between Bristol Mall Associates and Lorick Enterprises, Inc. d/b/a Hair Plus dated October 3, 1994

HIBBETT SPORTING GOODS
Lease Agreement between Bristol Mall Associates and Hibbett Sporting Goods, Inc. dated July 23, 1997

HICKORY FARMS

Short Term Lease Agreement between Bristol Mall Associates and Hickory Farms, Inc., dated April 21, 1998

HOT TOYS

Short Term Lease Agreement between Bristol Mall Associates and Southeastern Collectible Expo d/b/a Hot Toys, dated February 10, 1998

KAY BEE TOYS

Lease Agreement between Bristol Mall Associates and Circus World Toy Stores, Inc. d/b/a Circus World Toys or Playland Toy Stores dated September 13, 1985
Lease Termination Agreement between Bristol Mall Associates and Circus World Toy Stores, Inc. dated September 13, 1985
Storage Agreement between Bristol Mall and Circus World Toy Stores, Inc. dated October 2, 1987
Amendment/Assignment of Lease between Circus World Toy Stores, Inc. (Assignor) and CW Kay Bee, Inc. (Assignee), and Bristol Mall Associates dated October 22, 1991
Lease Amendment between CW Kay Bee, Inc. and Bristol Mall Associates dated October 10, 1993
Amendment to Lease between Bristol Mall Associates and CW Kay-Bee, Inc. dated October 30, 1995

KINNEY SHOES
Lease Agreement between Bristol Mall Associates and Kinney Shoe Corporation dated July 3, 1990

LENSCRAFTERS

Lease Agreement between Bristol Mall Associates and Lens Lab - Paris Miki, Inc. dated June 1, 1989
Assignment of Lease between Paris Miki (USA), Inc. (Assignor),
Lenscrafters, Inc. (Assignee), and Bristol Mall Associates dated September 15, 1997

LERNER NEW YORK

Lease Agreement between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc., and Lerner Shops of Virginia, Inc. dated February 7, 1974
Assignment of Lease between Lerner Shops of San Juan, Inc. (Assignor), Lerner Shops of Virginia, Inc. (Assignee), and Bristol Mall Associates, successor-in-interest to ASC of Bristol, Inc. dated August 6, 1975
Lease Extension and Amendment Agreement between Bristol Mall Associates and Lerner New York, Inc. dated July 16, 1996
Lease Extension Agreement between Bristol Mall Associates and Lerner New York dated July 24, 1998

LYNN'S HALLMARK

Lease Agreement between Bristol Mall Associates and Evenson Card Shops, Inc. d/b/a Lynn's Hallmark dated October 4, 1991
Sublease between Evenson Card Shops, Inc. (Lessor) and Loftin and
Associates, Inc. (Lessee) dated February 12, 1992

MISTY MOUNTAIN DESIGNS AND GIFTS

Short Term Lease Agreement between Bristol Mall Associates and Misty Mountain Designs and Gifts, dated November 3, 1997

MOUNTAIN SPORTS PRODUCTION - KIOSK

Short Term Lease Agreement between Bristol Mall Associates and Mountain Sports Production, dated October 22, 1998
Extension of Short Term Lease, dated June 3, 1998

NO FEAR

Short Term Lease Agreement between Bristol Mall Associates and Outta Control, Inc. d/b/a No Fear, dated November 17, 1997
Extension of Term of Short Term Lease, dated January 14, 1998
Extension of Short Term Lease, dated June 3, 1998

PAPPAGALLO

Lease Agreement between Bristol Mall Associates and Daverett, Inc. d/b/a Pappagallo dated April 15, 1991

PICCADILLY CAFETERIA

Lease Agreement between Bristol Mall Associates and Piccadilly Cafeterias, Inc. dated September 9, 1994

PRETZEL TWISTER

Lease Agreement between Bristol Mall Associates and Tom Curtin d/b/a Pretzel Twister dated June 27, 1995

RACK ROOM SHOES, INC.

Lease Agreement between Bristol Mall Associates and Rack Room Shoes, Inc. dated January 20, 1995
Lease Amendment between Rack Room Shoes, Inc. and Bristol Mall Associates dated September 26, 1997

RADIO SHACK

Lease Agreement between Bristol Mall Associates and Tandy Corporation d/b/a Radio Shack dated May 31, 1994

REGIS HAIRSTYLISTS

Lease Agreement between Bristol Mall and Regis Corporation dated November
14, 1997

SAUVE'S NAILS

Lease Agreement between Bristol Mall Associates and Thack B. Pham d/b/a Sauve's Nails dated July 29, 1997

Scoot, Scurry, Haste, Hurry, Boggie, Bustle, Get-Up & Hustle
Short Term Lease Agreement between Bristol Mall Associates and Wellmont Health System d/b/a Scoot, Scurry, Haste, Hurry, Boggie, Bustle, Get-Up & Hustle dated January 13, 1998

SHADRACK WATER SPORTS

Short Term Lease Agreement between Bristol Mall Associates and Shadrack Water Sports, dated October 30, 1997
Extension of Term of Short Term Lease, dated March 13, 1998

SKYLINE LEATHER

Lease Agreement between Bristol Mall Associates and Bill Young d/b/a Skyline Leather dated April 12, 1996
Lease Extension Agreement between Bristol Mall Associates and Bill Young d/b/a Skyline Leather dated March 18, 1997

SOFTWARE, ETC.

Lease Agreement between Bristol Mall Associates and Babbages, Etc. LLC d/b/a Software, Etc. dated April 30, 1998

SPENCER GIFTS, INC.

Lease Agreement between Bristol Mall Associates and Spencer Gifts, Inc. dated February 13, 1990.
Amendment No. One to Lease between Bristol Mall Associates and Spencer Gifts, Inc. dated January 27, 1997
Lease Extension Agreement between Bristol Mall Associates and Spencer Gifts, Inc. dated April 10, 1998

SUBWAY

Lease Agreement between Bristol Mall Associates and Subway Real Estate Corp. dated August 20, 1997
Sublease between Subway Real Estate Corp. (Sublessor) and Kenneth J. Vance and Mickey J. Baker (Sublessee) dated August 23, 1997

SUN CATCHERS - KIOSK

Short Term Lease Agreement between Bristol Mall Associates and Sun Catchers, dated October 13, 1998

SUNGLASS HUT

Lease Agreement between Bristol Mall Associates and Sunglass Hut Trading Corporation dated June 1, 1995

SWEET DREAMS

Short Term Lease Agreement between Bristol Mall Associates and Barbara Chaulk d/b/a Sweet Dreams, dated June 11, 1998

TALK N' LEARN TOYS - KIOSK

Short Term Lease Agreement between Bristol Mall Associates and General Creation US, LLC d/b/a Talk N' Learn Toys, dated October 13, 1998

TAPE WORLD

Lease Agreement between Bristol Mall Associates and Record Town, Inc. d/b/a Tape World dated December 18, 1990
Amendment No. One to Lease Agreement between Bristol Mall Associates and Record Town, Inc. d/b/a Tape World dated May 21, 1996
Lease Extension Agreement between Bristol Mall Associates and Record Town, Inc. d/b/a Tape World dated March 31, 1997
Lease Extension Agreement between Bristol Mall Associates and Record Town, Inc. d/b/a Tape World dated March 22, 1998

TG'S RESTAURANT

Lease Agreement between Bristol Mall Associates and S.G.N. Enterprises, Inc. d/b/a TG's Restaurant dated July 10, 1990
Lease Amendment between Bristol Mall Associates and S.G.N Enterprises, Inc. d/b/a TG's Restaurant dated February 3, 1992
Lease extension and Amendment Agreement between Bristol Mall Associates and S.G.N. Enterprises, Inc. d/b/a T. Gordon's Restaurant dated June 29, 1998

THINGS REMEMBERED

Lease Agreement between Bristol Mall Associates and Things Remembered, Inc. dated September 8, 1997

TILT

Lease Agreement between Bristol Mall Associates and Nickels and Dimes Incorporated d/b/a Tilt dated January 24, 1991

A TOUCH OF COUNTRY

Short Term Lease Agreement between Bristol Mall Associates and A Touch of Country, dated April 30, 1997
Extension of Term of Short Term Lease, dated December 17, 1997

VICTORY LANE RACING AND CARDS

Short Term Lease Agreement between Bristol Mall Associates and Bob and Aaron Trent d/b/a Victory Lane Racing and Cards dated July 28, 1998

VILLA PIZZA

Lease Agreement between Bristol Mall Associates and New Villa Pizza, Inc. dated March 6, 1998

ZALES

Lease Agreement between Bristol Mall Associates, successor-in-interest to ASC of Danville, Inc. and Zales Corporation dated November 20, 1973 Assignment, Assumption and Consent Agreement between Zale Corporation and Zale-Bristol Mall, Inc. dated July 19, 1974

                              EXHIBIT "J"

                           SERVICE CONTRACTS

ADT Security Systems, Inc. - Fire & Life Safety System Service
Aramark Uniform Services - Uniforms and Floor Mats
Belew Mall Merchants Association - Musak Service
Browning - Ferris Industries - Trash Removal
East Tennessee Fire Alarm, Inc. - Quarterly Sprinkler Inspections
Fred Hays Heating - J.C. Penney HVAC
Linnaea Gardens, Inc. - Interior Plant Maintenance/Seasonal Plantings Montgomery Elevator Company - Escalator Maintenance
Montgomery KONE - Elevator and Escalator Maintenance for J.C. Penney Peoples Landscaping Company - Exterior Landscaping
Pepsi-Cola General Bottlers - Vending
RAM Financial - Kent Scrubber Lease Agreement
RAM Financial - 1997 Dodge Ram Pick-Up Truck Lease
RAM Financial - Sierra Tractor Lease
RAM Financial - Tymco 210 Air Sweeper Lease
Roto-Rooter - Sewer System Maintenance
Slagle Exterminating Company - Pest Control
Southwest Security - Security Personnel and Vehicle
Tri-Cities Industrial Builders - Snow Removal
Turner Leasing Co. d/b/a Storage To Go - Storage Unit
United Telephone - Telecommunications Equipment Maintenance
Visions Design Group - Tenant Space Construction Coordinator

                              EXHIBIT "K"

                         ENVIRONMENTAL REPORTS


Phase 1 Environmental Assessment, dated January 25, 1990
Assessment Survey, dated February 5, 1990
Correspondence between Bristol Mall and Sears, Roebuck & Company regarding Underground Storage Tanks, dated May 30, 1990
Correspondence from Bristol Virginia Utilities regarding Transformer Oil Leakage, dated May 30, 1990
Correspondence from Bristol Virginia Utilities regarding Transformer Oil Leakage, Replacement of the Transformer, and Certified PCB Soil Analysis, dated July 24, 1990
Notification for Underground Storage Tanks, dated December 15, 1990 Correspondence between McGuire, Woods, Battle & Boothe and Sears, Roebuck & Company regarding Underground Storage Tanks, dated March 11, 1991 Correspondence between McGuire, Woods, Battle & Boothe and Sears, Roebuck & Company regarding Underground Storage Tanks, dated April 23, 1991 Correspondence regarding Re-Evaluation of Underground Storage Tanks by ATEC Associates, dated July 29, 1991
Vacutect Tank Testing Report, dated August 13, 1991
Consulting Agreement between Westinghouse Environmental and Geotechnical Services, Inc. and Bristol Mall Associates, dated 1991
Correspondence between JMB Realty Corporation and Sears, Roebuck & Company regarding Underground Storage Tanks, dated November 25, 1991
Westinghouse Environmental and Geotechnical Services, Inc. Report - Removal of 500 Gallon Waste Oil Tank, dated January 17, 1992
Correspondence from Commonwealth of Virginia, Department of Environmental Quality documenting the permanent closure of the Underground Storage Tanks, dated June 11, 1993
Larron Laboratory Asbestos Inspection Report of former Ormonds Store, dated June 7, 1994
Correspondence summarizing the Asbestos Inspection of former Ormonds Store, dated June 10, 1994
E. Luke Greene Company, Inc.'s Proposal for Asbestos Removal in former Ormonds Store, dated January 20, 1995
Asbestos Permit Application and Notification for Demolition/Renovation, dated January 26, 1995
Correspondence between Winter Construction Company and Bristol Mall Associates regarding asbestos removal during the 1997 renovation. Correspondence includes receipts from E. Luke Green Company Inc. for disposal.
*Site Assessment dated June 8, 1992, prepared by Professional Services Industries, Inc.


*  Not currently in Seller's possession or control/Not delivered to Buyer

                              EXHIBIT "L"

                          SURVEY REQUIREMENTS

                             See Attached

                             EXHIBIT "M-1"

                   OUTSTANDING DUE DILIGENCE ISSUES


1.   PARKS-BELK LEASE.

     A.    Buyer's review of Exhibit A to the Parks-Belk Lease.

     B. Buyer's confirmation that the Parks-Belk Lease does not expire prior to July 22, 2004.

     C. Buyer's confirmation that each of Seller's and Parks-Belk's material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed, including, confirmation that all payments which Seller was required to make to Parks-Belk upon the completion of Parks-Belk's renovation of the leased premises have been made.

2.   PROFFIT'S LEASE.

     A.    Buyer's review of Exhibit B to the Proffit's Lease.

     B.    Buyer's review of the Professional Services Report.

     C. Buyer's confirmation that all of Seller's material obligations with respect to the expansion and renovation of the Improvements have been completed.

3.   SEARS LEASE.

     A.    Buyer's review of Exhibit C to the Sears Lease.

     B. Buyer's confirmation that each of Seller's and Sears' material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed.

4.   J.C. PENNEY LEASE.

     A.    Buyer's confirmation of the expiration date of the J.C. Penney
Lease.

     B. Buyer's confirmation that each of Seller's and J.C. Penney's material obligations with respect to the expansion and renovation of the Improvements and the construction of the leased premises, as applicable, have been completed, including, confirmation that all payments which J.C. Penney was required to make to Seller in connection with the construction of the leased premises have been made.

     C. Buyer's confirmation that all of the obligations under each of the J.C. Penney REA and the Penney Construction Loan Documents will be terminated and released as of the Closing Date, except for any surviving obligations of Seller.

5.   CARMIKE CINEMAS LEASE.

     A.    Buyer's review of Exhibit A to the Carmike Cinemas Lease.

6. UNDERGROUND STORAGE TANK. Buyer's confirmation that the underground storage tank located near the Sears store will either be removed or sealed prior to the Closing Date in accordance with applicable law.

7. SANITARY SEWER LINE AND INDEMNITY AGREEMENT. Buyer's determination, in its sole and absolute discretion, that Buyer is satisfied with (a) the condition of the sanitary sewer line under the J.C. Penney Building and (b) the terms and provisions of that certain Indemnity Agreement dated July 25, 1996, by and between Bristol Mall Associates and J.C. Penney Company, Inc. (the "Sewer Indemnity").

                             EXHIBIT "M-2"

                       BUYER AND SELLER ACTIONS


1.   PARKS-BELK LEASE.

     A. Buyer and Seller shall each make a good faith reasonable effort to obtain from Parks-Belk a copy of Exhibit A to the Parks-Belk Lease. In this connection, to the extent that such Exhibit A does not exist (or is not in the possession of Parks-Belk), Seller's obligation hereunder shall include the obligation to make a good faith reasonable effort to reach a mutual agreement with Parks-Belk on the form of such Exhibit A (including an obligation on the part of Seller to attempt to have representatives of Seller meet with representatives of Parks-Belk, if necessary, for such purpose).

     B. Seller shall use reasonable efforts to provide Buyer with reasonable evidence that Parks-Belk Lease does not expire prior to July 22, 2004 (which evidence may be in the form of an estoppel certificate from Parks-Belk).

     C. Seller shall use reasonable efforts to provide Buyer with reasonable evidence that each of Seller's and Parks-Belk's material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed, including, reasonable evidence that all payments which Seller was required to make to Parks-Belk upon the completion of Parks-Belk's renovation of the leased premises have been made (which evidence may be in the form of an estoppel certificate from Parks-Belk).

2.   PROFFIT'S LEASE.

     A. Buyer and Seller shall each make a good faith reasonable effort to obtain from Proffit's a copy of Exhibit B to the Proffit's Lease. In this connection, to the extent that such Exhibit B does not exist (or is not in the possession of Proffit's), Seller's obligation hereunder shall include the obligation to make a good faith reasonable effort to reach a mutual agreement with Proffit's on the form of such Exhibit B (including an obligation on the part of Seller to attempt to have representatives of Seller meet with representatives of Proffit's, if necessary, for such purpose).

     A. Seller shall use reasonable efforts to obtain a copy of the Professional Services Report.

     B. Seller shall use reasonable efforts to provide Buyer with reasonable evidence that all of Seller's material obligations with respect to the expansion and renovation of the Improvements have been completed (which evidence may be in the form of an estoppel certificate from Proffit's).

3.   SEARS LEASE.

     A. Buyer and Seller shall each make a good faith reasonable effort to obtain from Sears a copy of Exhibit C to the Sears Lease. In this connection, to the extent that such Exhibit C does not exist (or is not in the possession of Sears), Seller's obligation hereunder shall include the obligation to make a good faith reasonable effort to reach a mutual agreement with Sears on the form of such Exhibit C (including an obligation on the part of Seller to attempt to have representatives of Seller meet with representatives of Sears, if necessary, for such purpose).

     B. Seller shall use reasonable efforts to provide Buyer with reasonable evidence that each of Seller's and Sear's material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed, including, reasonable evidence that all payments which Seller was required to make to Sears upon the completion of Sear's renovation of the leased premises have been made (which evidence may be in the form of an estoppel certificate from Sears).

4.   J.C. PENNEY LEASE.

     A. Seller shall use reasonable efforts to provide Buyer with written confirmation of the actual expiration date of the J.C. Penney Lease (which confirmation may be in the form of an estoppel certificate from J.C. Penney).

     B. Seller shall use reasonable efforts to provide Buyer with reasonable evidence that each of Seller's and J.C. Penney's material obligations with respect to the expansion and renovation of the Improvements and the construction of the leased premises, as applicable, have been completed, including, reasonable evidence that all payments which J.C. Penney was required to make to Seller in connection with the construction of the leased premises have been made (which evidence may be in the form of an estoppel certificate from J.C. Penney).

5.   CARMIKE CINEMAS LEASE.

     A. Seller shall provide Buyer with all information in Seller's possession and control regarding Carmike Cinemas with respect to disputed common area maintenance charges.

     B. Buyer and Seller shall each make a good faith reasonable effort to obtain from Carmike a copy of Exhibit A to the Carmike Lease. In this connection, to the extent that such Exhibit A does not exist (or is not in the possession of Carmike), Seller's obligation hereunder shall include the obligation to make a good faith reasonable effort to reach a mutual agreement with Carmike on the form of such Exhibit A (including an obligation on the part of Seller to attempt to have representatives of Seller meet with representatives of Carmike, if necessary, for such purpose).

6. UNDERGROUND STORAGE TANK. Buyer and Seller shall each make a good faith reasonable effort to agree on plans for the removal or sealing of the underground storage tank located near the Sears store in accordance with applicable law.

7. SANITARY SEWER LINE AND INDEMNITY AGREEMENT. Buyer shall have the right to film the interior of such sanitary sewer line by running a video camera through the line and to conduct such other engineering studies as Buyer shall deem reasonably necessary to satisfy itself with respect to the condition of such sanitary sewer line.

                             EXHIBIT "M-3"

                  DUE DILIGENCE CONDITIONS PRECEDENT


1.   PARKS-BELK LEASE.

     A.    Buyer's receipt of a copy of Exhibit A to the Parks-Belk Lease.

     B. Buyer's confirmation that the Parks-Belk Lease does not expire prior to July 22, 2004.

     B. Buyer's confirmation that each of Seller's and Parks-Belk's material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed, including, confirmation that all payments which Seller was required to make to Parks-Belk upon the completion of Parks-Belk's renovation of the leased premises have been made.

2.   PROFFIT'S LEASE.

     A.    Buyer's receipt of a copy of Exhibit B to the Proffit's Lease.

     B.    Buyer's receipt of a copy of the Professional Services Report.

     C. Buyer's confirmation that all of Seller's material obligations with respect to the expansion and renovation of the Improvements have been completed.

3.   SEARS LEASE.

     A.    Buyer's receipt of a copy of Exhibit C to the Sears Lease.

     B. Buyer's confirmation that each of Seller's and Sear's material obligations with respect to the expansion and renovation of the Improvements and leased premises, as applicable, have been completed, including, confirmation that all payments which Seller was required to make to Sears upon the completion of Sear's renovation of the leased premises have been made.

4.   J.C. PENNEY LEASE.

     A.    Buyer's confirmation of the expiration date of the J.C. Penney
Lease.

     B. Buyer's confirmation that each of Seller's and J.C. Penney's material obligations with respect to the expansion and renovation of the Improvements and the construction of the leased premises, as applicable, have been completed, including, confirmation that all payments which J.C. Penney was required to make to Seller in connection with the construction of the leased premises have been made.

     C. Buyer's confirmation that all of the obligations under each of the J.C. Penney REA and the Penney Construction Loan Documents will be terminated and released as of the Closing Date, except for any surviving obligations of Seller.

5.   CARMIKE CINEMAS LEASE.

     A. Buyer's and Seller's satisfactory resolution of the issues regarding Carmike Cinemas with respect to disputed common area maintenance charges.

     B.    Buyer's receipt of a copy of Exhibit A to the Carmike Lease.

6. UNDERGROUND STORAGE TANK. Buyer's and Seller's satisfactory resolution of the issues regarding the removal or sealing of the underground storage tank located near the Sears store in accordance with applicable law.

7. SANITARY SEWER LINE AND INDEMNITY AGREEMENT. Buyer's determination, in its sole and absolute discretion, that it is satisfied with both (a) the condition of such sanitary sewer line and (b) the terms and provisions of the Sewer Indemnity.